UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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TREEHOUSE FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TREEHOUSE FOODS, INC.
TWO WESTBROOK CORPORATE CENTER
TOWER TWO, SUITE 1070
WESTCHESTER, ILLINOIS 60154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ON APRIL 19, 2007

You are cordially invited to attend the Annual Meeting of Stockholders of TreeHouse Foods, Inc. (“TreeHouse” or the “Company”) that will be held at Two Westbrook Corporate Center, First Floor, Conference Center (Link Two/Five), Westchester, Illinois 60154, on Thursday, April 19, 2007, at 9:00 a.m., local time. At the annual meeting you will be asked to vote on the following matters:

1.	To elect three directors to hold office until the 2010 Annual Meeting of Stockholders;

2.	To approve certain amendments to and a restatement of our 2005 Long-Term Incentive Plan which was renamed the “TreeHouse Foods, Inc. Equity and Incentive Plan”;

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007; and

4.	To consider any other business that may properly come before the meeting.

The matters listed above are fully discussed in the proxy statement accompanying this notice. A copy of our 2006 Annual Report is also enclosed.

The record date for the meeting is the close of business on February 26, 2007. Only stockholders of record at that time are entitled to notice of and to vote at the meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thomas E. O’Neill
Corporate Secretary

February 27, 2007

TREEHOUSE FOODS, INC.
TWO WESTBROOK CORPORATE CENTER
TOWER TWO, SUITE 1070
WESTCHESTER, ILLINOIS 60154

PROXY STATEMENT

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Directors of TreeHouse Foods, Inc. (“TreeHouse” or the “Company”) for use in voting at the Annual Meeting of Stockholders (the “Meeting”). The meeting will be held at Two Westbrook Corporate Center, First Floor, Conference Center (Link Two/Five), Westchester, Illinois 60154, on Thursday, April 19, 2007, at 9:00 a.m. local time. This proxy statement is being sent to stockholders on or about March 6, 2007.

The solicitation of proxies from the stockholders is being made by the Board of Directors and management of the Company. The cost of this solicitation, including the cost of preparing and making the proxy statement, the proxy, notice of annual meeting and annual report are all being paid for by the Company.

Who May Vote

If you are a stockholder of record as of the close of business on February 26, 2007, you are entitled to vote at the Meeting. As of that date, there were 31,202,473 shares of the Company’s common stock outstanding, the only class of voting securities outstanding. You are entitled to one vote for each share of common stock you own, without cumulation, on each matter to be voted upon at the Meeting.

How Proxies Work

Only votes cast in person at the Meeting or received by proxy before the beginning of the Meeting will be counted at the Meeting. Giving us your Proxy means you authorize us to vote your shares at the Meeting in the manner you direct. If your shares are held in your name, you can vote by proxy in three convenient ways:

•	Via Internet: Go to www.proxypush.com/THS and follow the instructions.

•	By Telephone: Call toll-free 1-866-416-3858 and follow the instructions.

•	In Writing: Complete, sign, date and return your proxy card in the enclosed envelope.

If your proxy is properly returned, the shares it represents will be voted at the Meeting in accordance with your instructions. If you do not give specific instructions, your shares will be voted as follows:

•	FOR the election of each of the three nominees for director set forth herein;

•	FOR the approval of the TreeHouse Foods, Inc. Equity and Incentive Plan;

•	FOR the ratification of the selection of our independent registered public accounting firm; and

•	with respect to any other matter that may properly come before the Meeting, in the discretion of the persons voting the respective proxies.

The Board of Directors does not intend to bring any matters before the Meeting except those indicated in the notice. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. On non-discretionary items, for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you. The proposals concerning the election of directors and the ratification of the independent registered public accounting firm are discretionary. The proposal concerning the approval of the TreeHouse Foods, Inc. Equity and Incentive Plan is non-discretionary.

Quorum

Stockholders of record may vote their proxies by telephone, internet or mail. By using your proxy to vote in one of these ways, you authorize the three officers whose names are listed on the front of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum. Of course, if you attend the meeting, you may vote by ballot. If you are not present, your shares can be voted only when represented by a properly submitted proxy.

Revoking a Proxy

Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Required Vote

The election of the nominees for director will become effective only upon the affirmative vote of shares of common stock representing a plurality of the votes cast “for” such nominee. The approval of the TreeHouse Foods, Inc. Equity and Incentive Plan and the ratification of the selection of our independent registered public accounting firm and the approval of any other matter that may properly come before the Meeting will become effective only upon the affirmative vote of shares of common stock representing a majority of the votes cast “for” or “against” such proposal. We refer to the election of each nominee for director, the approval of the TreeHouse Foods, Inc. Equity and Incentive Plan and the ratification of our independent registered public accounting firm each as a “Proposal.” Votes cast as “for,” “against” or “withhold” are counted as a vote, while votes cast as abstentions will not be counted as a vote. So called “broker non-votes” (brokers failing to vote by proxy shares of the common stock held in nominee name for customers) will not be counted at the Meeting.

Majority Vote Policy

Our Corporate Governance Guidelines utilize a majority vote policy in the election of directors. Accordingly, if a nominee receives a greater number of votes marked “withhold” from his or her election than votes marked “for” his or her election, that nominee is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose their decision-making process.

Item 1 — ELECTION OF GEORGE V. BAYLY

We have a classified Board of Directors (the “Board”) consisting of three classes. At each annual meeting a class of directors is elected for a term of three years to succeed any directors whose terms are expiring.

At the Meeting, you will elect a total of three directors to hold office, subject to the provisions of the Company’s By-laws, until the annual meeting of stockholders in 2010 and until their successors are duly elected and qualified. Unless you indicate otherwise, the shares represented by your proxy will be voted FOR the election of Mr. Bayly, the nominee set forth below. See “Who May Vote, Required Vote, Majority Vote Policy, Outstanding Shares and Holdings of Certain Stockholders” in this Proxy.

Mr. Bayly has agreed to be nominated and to serve if elected. However, if the nominee at the time of his election is unable or unwilling to serve, or is otherwise unavailable for election, and as a result another nominee is designated by the Board of Directors, then you or your designate will have discretion and authority to vote or refrain from voting for such nominee.

The Nominating and Corporate Governance Committee has recommended Mr. Bayly for nomination for re-election to the Company’s Board of Directors. Certain information about Mr. Bayly is contained below.

		Director	Present Position
Name	Age	Since	with the Company

George V. Bayly	64	2005	Director

George V. Bayly was elected as a Director on June 6, 2005. Currently, Mr. Bayly serves as Chairman and Interim-Chief Executive Officer of Altivity Packaging LLC located in Carol Stream, IL. Prior to that, Mr. Bayly served as Co-Chairman of U.S. Can Corporation 2003-2006; as well as Chief Executive Officer in 2005. In addition, Mr. Bayly has been a principal of Whitehall Investors, LLC, a consulting and venture capital firm, since January 2002. From January 1991 to December 2002, Mr. Bayly served as Chairman, President and Chief Executive Officer of Ivex Packaging Corporation. From 1987-1991, Mr. Bayly served as Chairman, President and Chief Executive Officer of Olympic Packaging, Inc. Mr. Bayly also held various management positions with Packaging Corporation of America from 1973 to 1987. In addition to our Board, Mr. Bayly serves on the Board of Directors of ACCO, Altivity Packaging LLC and Huhtamaki Oyj. Mr. Bayly holds a B.S. from Miami University and a M.B.A from Northwestern University. Mr. Bayly also served as a Lieutenant Commander in the United States Navy. Mr. Bayly is the Chairman of our Audit Committee and is a member of the Compensation Committee of our Board of Directors.

RECOMMENDATION:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
GEORGE V. BAYLY TO SERVE ON THE COMPANY’S BOARD OF DIRECTORS

Item 2 — ELECTION OF MICHELLE R. OBAMA

At the Meeting, you will elect a total of three directors to hold office, subject to the provisions of the Company’s By-laws, until the annual meeting of stockholders in 2010 and until their successors are duly elected and qualified. Unless you indicate otherwise, the shares represented by your proxy will be voted FOR the election of Ms. Obama, the nominee set forth below. See “Who May Vote, Required Vote, Majority Vote Policy, Outstanding Shares and Holdings of Certain Stockholders” in this Proxy.

Ms. Obama has agreed to be nominated and to serve if elected. However, if the nominee at the time of her election is unable or unwilling to serve, or is otherwise unavailable for election, and as a result another nominee is designated by the Board of Directors, then you or your designate will have discretion and authority to vote or refrain from voting for such nominee.

The Nominating and Corporate Governance Committee has recommended Ms. Obama for nomination for re-election to the Company’s Board of Directors. As a member of the Nominating and Corporate Governance Committee, Ms. Obama recused herself from the discussion and decision related to her individual nomination for re-election to the Board.

Certain information about Ms. Obama is contained below.

		Director	Present Position
Name	Age	Since	with the Company

Michelle R. Obama	43	2005	Director

Michelle R. Obama was elected as a Director on June 6, 2005. Since March 2005, Ms. Obama has served as the Vice President for Community and External Affairs for the University of Chicago Hospitals. From September 2001 to March 2005, Ms. Obama served as Executive Director of Community Affairs at the University of Chicago Hospitals. In addition, Ms. Obama served as Associate Dean of Students and Director of Community Service for the University of Chicago from September 1997 to March 2005. Ms. Obama also has held numerous positions in the public and non-profit sectors, including Executive Director of the Chicago Office of Public Allies, Assistant Commissioner of Planning and Development for the City of Chicago and Assistant to the Mayor of the City of Chicago. Ms. Obama holds a B.A. from Princeton University and a J.D. from Harvard Law School. Ms. Obama is the Lead Director and a member of the Audit Committee and the Nominating and Corporate Governance Committee of our Board of Directors.

RECOMMENDATION:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
MICHELLE R. OBAMA TO SERVE ON THE COMPANY’S BOARD OF DIRECTORS

Item 3 — ELECTION OF GARY D. SMITH

At the Meeting, you will elect a total of three directors to hold office, subject to the provisions of the Company’s By-laws, until the annual meeting of stockholders in 2010 and until their successors are duly elected and qualified. Unless you indicate otherwise, the shares represented by your proxy will be voted FOR the election of Mr. Smith, the nominee set forth below. See “Who May Vote, Required Vote, Majority Vote Policy, Outstanding Shares and Holdings of Certain Stockholders” in this Proxy.

Mr. Smith has agreed to be nominated and to serve if elected. However, if the nominee at the time of his election is unable or unwilling to serve, or is otherwise unavailable for election, and as a result another nominee is designated by the Board of Directors, then you or your designate will have discretion and authority to vote or refrain from voting for such nominee.

The Nominating and Corporate Governance Committee has recommended Mr. Smith for nomination for re-election to the Company’s Board of Directors. As a member of the Nominating and Corporate Governance Committee, Mr. Smith recused himself from the discussion and decision related to his individual nomination for re-election to the Board.

Certain information about Mr. Smith is contained below.

		Director	Present Position
Name	Age	Since	with the Company

Gary D. Smith	64	2005	Director

Gary D. Smith was elected as a Director on June 6, 2005. Since January 2001, Mr. Smith has served as Chief Executive Officer and Chairman of Encore Associates, Inc. and since 2005 has been a Managing director of Encore Consumer Capital. From April 1995 to December 2004, Mr. Smith served as Senior Vice President — Marketing of Safeway Inc. In addition, Mr. Smith held various management positions at Safeway Inc. from 1961 to 1995. In addition to our Board, Mr. Smith serves on the Board of Directors of The Winery Exchange, Supply Chain Systems Ltd., Altierre Corporation and Philly’s Famous Water Ice, Inc. Mr. Smith is the Chairman of the Nominating and Corporate Governance Committee and is a member of the Audit Committee of our Board of Directors.

RECOMMENDATION:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
GARY D. SMITH TO SERVE ON THE COMPANY’S BOARD OF DIRECTORS

Item 4 —	APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2005 LONG-TERM STOCK INCENTIVE PLAN

In connection with our spin-off from Dean Foods Company, our Board adopted, and a majority of our stockholders approved, the TreeHouse Foods, Inc. 2005 Long-Term Stock Incentive Plan. The Compensation Committee of the Board has recommended and the Board has approved, subject to stockholder approval, an amendment and restatement of the Plan as the TreeHouse Foods, Inc. Equity and Incentive Plan (as amended and restated, the “TreeHouse Foods, Inc. Equity and Incentive Plan” or the “Equity and Incentive Plan”). At the meeting, you will be asked to approve the Equity and Incentive Plan.

The Amendments to the Plan

On February 16, 2007, the Compensation Committee recommended and the Board approved, subject to stockholder approval, the amendment and restatement of our 2005 Long-Term Stock Incentive Plan that would increase the maximum number of shares of common stock that may be issued under the Plan by 1,260,000 shares, to 6,010,167 shares, so that there will be 2,240,278 shares available for issuance under awards granted after April 19, 2007, after taking into account the 401,195 shares issued to date under the Plan and the 3,368,694 shares subject to awards outstanding as of that date. The Compensation Committee believes that increasing the total number of shares available for awards under the plan is necessary to ensure that a sufficient number of shares will be available to fund our compensation programs. If the amendment is not approved, the Company expects that it will not have enough shares in the Plan to provide management and directors an annual market equity grant consistent with prior practices in 2008. If the amendment is approved by our stockholders, we plan to register the offer and sale of the 1,260,000 additional shares of common stock on a registration statement on Form S-8.

On February 16, 2007, the Compensation Committee recommended and the Board approved, subject to stockholder approval, an additional amendment to the Plan that would provide for an incentive bonus component to our annual management compensation program. The proposed amendment would provide for incentive bonuses to be paid under the Equity and Incentive Plan upon substantially similar terms and conditions as, and will replace, our current annual bonus plan.

The following table provides information about shares of our common stock that may be issued under the 2005 Long-Term Stock Incentive Plan as of December 31, 2006:

Equity Compensation Plan Information

(c)
Number of Securities
	(a)		Remaining Available for
	Number of Securities to	(b)	Future Issuance under
	be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants	Outstanding Options,	Securities Reflected in
Plan Category	and Rights	Warrants and Rights	Column(a)

Equity compensation plans approved by security holders:
2005 Long-Term Stock Incentive Plan	2,200,733	$26.31	980,278
Equity compensation plans not approved by security holders:
None	—	—	—

Total	2,200,733	$26.31	980,278

If shares of our common stock are changed into or exchanged for a different kind or number of shares, for example in the event of a stock split, stock dividend or other recapitalization, then the number and kind of shares which may be issued under the Equity and Incentive Plan, the limitations on the number of shares which may be made subject to awards and the terms and provisions of outstanding awards will be appropriately adjusted to reflect such change in the common stock.

In addition, our Compensation Committee recommended and the Board approved additional amendments and the restatement of the plan to add the flexibility to grant stock appreciation rights, or SARs, and other stock based awards, and otherwise update the Plan for current practices and legal requirements. The Equity and Incentive Plan expressly requires that any options or stock appreciation rights be granted with exercise prices that are not less than fair market value (to be determined based on the closing price on the applicable date) and prohibits re-pricing of options or SARs.

In addition to seeking stockholder approval for the additional shares which may be issued under the Equity and Incentive Plan, stockholder approval is necessary for us to meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code limits the annual federal tax deduction for compensation paid to our Chief Executive Officer and the other four most highly compensated executive officers to $1 million. Certain performance-based compensation is excluded from this limitation. The Equity and Incentive Plan was designed to comply with these performance-based compensation exclusions. However, in order to retain the tax deductibility status on an on-going basis, we are required as a spun-off company to obtain stockholder approval of the performance measures in the Equity and Incentive Plan no later than the date that is twelve months after our first stockholder meeting. As such, we are seeking stockholder approval of the Equity and Incentive Plan, which contains annual limitations and performance criteria for performance based awards to maintain compliance with Section 162(m) of the Code.

Description of the Equity and Incentive Plan

The following is a summary of our Equity and Incentive Plan, subject to receiving stockholder approval. For a more complete understanding of the Equity and Incentive Plan, please refer to the entire text of the Equity and Incentive Plan, a copy of which is included with this proxy statement as Appendix A.

The purposes of the Equity and Incentive Plan are to attract and retain non-employee directors, consultants, executive personnel and other key employees of outstanding ability, to motivate them by means of performance-related incentives and to enable them to participate in our growth and financial success. Eligibility to participate in the Equity and Incentive Plan is limited to our non-employee directors, consultants, and employees (including officers and directors who are employees) and the non-employee directors, consultants, and employees of our subsidiaries. As of February 16, 2007, we had approximately 2,700 employees and consultants and six non-employee directors.

The Equity and Incentive Plan is administered by our Compensation Committee, which consists entirely of independent directors. The Compensation Committee or, with respect to awards to employees who are below the position of TreeHouse senior vice president (or any analogous title) and not executive officers, and if the committee so designates, our Chief Executive Officer or such other officer or officers will, from time to time, determine the specific persons to whom awards under the Equity and Incentive Plan will be granted, the extent of any such awards and the terms and conditions of each award. The Compensation Committee or its designee, pursuant to the terms of the Equity and Incentive Plan, also will make all other necessary decisions and interpretations under the Equity and Incentive Plan.

Under the Equity and Incentive Plan, the Compensation Committee may grant awards of various types of equity-based compensation, including stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units and other types of stock-based awards, and cash-based compensation consisting of annual bonuses. The maximum number of shares that are available to be awarded under the Equity and Incentive Plan is 6,010,167 shares of common stock of the Company, including 3,368,694 shares subject to outstanding awards as of February 16, 2007 and the 401,195 shares issued to date. As amended, the maximum number of shares of our common stock that may be issued under the Equity and Incentive Plan with respect to incentive stock options may not exceed 1,000,000 shares. In addition, no participant may be granted awards of restricted stock, restricted stock units, performance shares and performance units covering more than 1,500,000 shares in any calendar year and no participant may be granted options and SARs over 1,500,000 shares of our common stock in any calendar year. No more than $5,000,000 may be paid to any one participant with respect to cash-based awards made during a calendar year.

Performance Shares and Performance Units; Performance Awards; Performance Criteria

The Compensation Committee may grant awards of performance shares or performance units under the Equity and Incentive Plan based upon the achievement of specified performance objectives or the occurrence of other events, such as a change in control, as determined by the Compensation Committee in its discretion. The Compensation Committee has the authority to determine other terms and conditions of the performance shares and performance units. Participants may not transfer any shares underlying such awards before they vest. The Compensation Committee may also grant Performance Awards under the Equity and Incentive Plan. Performance Awards may be payable in cash or in shares of common stock, and may relate to a single year performance period, such as an annual bonus award, or multi-year periods.

Unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement, if a participant’s service is terminated by reason of death, disability or retirement during the relevant performance period, the participant (or any designated beneficiary) will be entitled to the same payment in respect of the performance award, performance shares or performance units for that performance period as would have been payable if the participant’s service with us had continued until the end of that performance period. If a participant’s service is terminated for any other reason, all of the participant’s rights to the performance award, performance shares and performance units will be immediately forfeited and cancelled (unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement), and in any event, all such rights will be immediately forfeited and cancelled upon termination of employment for cause.

The Compensation Committee may establish performance goals applicable to any award, including performance awards, performance shares and performance units. When establishing a performance goal, the Compensation Committee will determine the performance period over which performance against the goal will be measured and the amount of cash or number or value of shares earned based on the level of the performance goal achieved. Additional provisions relating to the setting of the performance goal, certifying achievement of performance against the goal and the amount earned, and the ability to use negative discretion to reduce the amount earned apply to awards made to executive officers which are intended to meet the tax deducibility rules for “performance-based” compensation under section 162(m) of the Code.

The Equity and Incentive Plan provides that the Compensation Committee may base the performance goals upon the relative or comparative attainment of one or more of the following performance criteria, (whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): total stockholder return, stock price, operating earnings or margins, net earnings, return on equity, income, market share, combined ratio, level of expenses, revenue, cash flow and, in the case of persons who are not executive officers, such other criteria as may be determined by the Committee. Performance criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries. When establishing performance criteria for a performance period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, the cumulative effects of accounting changes or such other objective factors as the Committee deems appropriate.

Restricted Stock and Restricted Stock Units

The Compensation Committee may grant awards of restricted stock and restricted stock units under the Equity and Incentive Plan. The restricted stock and restricted stock units are forfeitable until they vest, and the participant may not transfer the restricted stock before it vests. Unless otherwise determined by the Compensation Committee, the restricted stock and the restricted stock units will vest on the third anniversary of the date of grant (subject to the participant’s continued service with us) or upon satisfaction of any additional conditions to vesting, such as the achievement of specified performance objectives or changes in control, as determined by the Compensation Committee in its discretion. Unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement, if a participant’s service is terminated by reason of death, disability or retirement during the restricted period, a pro rata portion of any restricted stock or restricted stock units held by the participant will vest and become not forfeitable based on the number of full calendar months of the participant’s service relative to the number of months in the restricted period at the date of termination. If a participant’s service is terminated for any other reason, any restricted stock or restricted stock units held by the participant will be immediately forfeited and cancelled (unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement), and, in any event, all such restricted stock and restricted stock units will be immediately forfeited and cancelled upon termination of service for cause.

Stock Options and Stock Appreciation Rights

The Compensation Committee may grant awards of stock options and stock appreciation rights under the Equity and Incentive Plan. The stock options may be either “incentive stock options” (as that term is defined in Section 422 of the Code), which provide the recipient with favorable tax treatment, or options that are not incentive stock options (“non-qualified stock options”). The Compensation Committee has the authority to determine the terms and conditions of the stock options, including the number of shares subject to each stock option and SAR, the exercise price per share, which must be at least the fair market value of a share of our common stock on the date of grant (as determined in accordance with the Equity and Incentive Plan), and when the stock option or SAR will become exercisable. Unless otherwise determined by the Compensation Committee, the stock options and SARs will become vested and exercisable in three approximately equal installments on each of the first three anniversaries of the date of grant. Options and SARs may also become exercisable upon satisfaction of any additional conditions to vesting, such as the achievement of specified performance objectives or changes in control, as determined by the Compensation Committee in its discretion. The exercise period for any stock options and SARs awarded under the Plan may not extend beyond ten years from the date of grant.

Stock options and SARs awarded under the Equity and Incentive Plan that become vested and exercisable may be exercised in whole or in part. The exercise price must be paid either in cash or cash equivalents or, if permitted by the Compensation Committee, with previously acquired shares of our common stock, by means of a brokered cashless exercise or by a combination of the foregoing provided that the consideration tendered, valued as of the date tendered, is at least equal to the exercise price for the stock options being exercised.

Stock appreciation rights, or SARs, are similar to stock options, except that no exercise price is required to be paid. Upon exercise of a SAR, the participant will received payment equal to the increase in the fair market value of a share of common stock on the date of exercise over the exercise price (fair market value on date of grant) times the number of shares with respect to the SAR is exercised. The payment will be made in cash or shares of common stock of equivalent value.

Unless otherwise determined by the Compensation Committee or provided for in an employment or individual severance agreement, if a participant’s service is terminated by reason of death or disability, all stock options and SARs held by the participant at the date of termination will vest and become exercisable and will remain exercisable until the earlier of (i) the second anniversary of such termination (or, for incentive stock options, the first anniversary of such termination) or (ii) the expiration date of the option. If a participant’s service is terminated for any other reason, any stock options held by the participant that have not become vested and exercisable will be immediately cancelled and any stock options that have become vested and exercisable will remain exercisable for 90 days following such termination. In any event, all stock options (whether or not then vested and exercisable) will be immediately cancelled upon termination of service for cause.

Other Stock-Based Awards

The Equity and Incentive Plan permits the Compensation Committee to grant other forms of stock-based awards with such terms and conditions as the Committee determines, including provisions relating to the impact of termination of service and a change in control. Such awards may include outright grants of shares without restriction or awards structured to meet the requirements of non-U.S. law or practice. Such awards may be settled by the issuance of shares or by a cash payment equal to the value of the shares earned under the award.

Change in Control

Except as otherwise provided in an employment or individual severance agreement or award agreement, upon a change in control (as defined in the Equity and Incentive Plan) of the Company, (i) all outstanding stock options and SARs will become immediately vested and exercisable; (ii) the restricted period of all outstanding restricted stock and restricted stock units will immediately lapse; and (iii) each outstanding performance share and performance unit will be cancelled in exchange for 100% of the amount earned upon full achievement of applicable performance criteria. In addition, the Compensation Committee may provide that in connection with a change in control:

•	each stock option and SAR will be cancelled in exchange for an amount equal to the excess, if any, of the price per share offered in respect of our common stock in conjunction with the transaction giving rise to the change in control or, in the case of a change in control occurring by reason of a change in the composition of our Board of Directors, the highest fair market value of our common stock on any of the preceding 30 trading days (such price, the “Change in Control Price”) over the exercise price for such option; and

•	each share of restricted stock and each restricted stock unit will be cancelled in exchange for an amount equal to the Change in Control Price multiplied by the number of shares of our common stock covered by such award. All amounts payable as a result of a change in control will be paid in cash or, at the discretion of the Compensation Committee, in shares of stock of any new employer.

If a change in control occurs as a result of a merger, reorganization, consolidation or sale of all or substantially all of our assets, any participant whose service is involuntarily terminated (other than for cause) on or after the date on which our stockholders approve the transaction giving rise to the change in control will be treated for purposes of the Equity and Incentive Plan as continuing service with us until the consummation of the change in control and to have been terminated immediately thereafter.

Amendment and Termination

The Board may terminate or suspend the Equity and Incentive Plan at any time, and from time to time may amend or modify the Equity and Incentive Plan, provided that without the approval by a majority of the votes cast at a duly constituted meeting of stockholders, no amendment or modification to the Equity and Incentive Plan may (i) materially increase the benefits accruing to participants under the Equity and Incentive Plan, (ii) except as a result of an adjustment in capitalization, materially increase the number of shares of stock subject to awards under the Equity and Incentive Plan or the number of awards or amount of cash that may be granted to a participant under the Equity and Incentive Plan, (iii) materially modify the requirements for participation in the Equity and Incentive Plan, or (iv) materially modify the Equity and Incentive Plan in any way that would require stockholder approval under any regulatory requirement that the Compensation Committee determines to be applicable. Consequently, the Equity and Incentive Plan cannot be amended to remove the prohibition on re-pricing or to permit the grant of options or SARs at below fair market value exercise prices without shareholder approval. No amendment, modification, or termination of the Equity and Incentive Plan shall in any material way adversely affect any award previously granted under the Equity and Incentive Plan without the consent of the participant. The Equity and Incentive Plan shall continue in effect, unless sooner terminated by the Board, until February 16, 2017, the tenth anniversary of the date on which the Equity and Incentive Plan was adopted by the Board, at which time no additional awards may be granted after that date.

Summary of Federal Tax Consequences

The following is a brief description of the federal income tax treatment that generally apply to Equity and Incentive Plan awards. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Equity and Incentive Plan. A participant may also be subject to state and local taxes.

Non-Qualified Stock Options.  The grant of a non-qualified stock option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess, if any, of the then fair market value of the stock acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.  The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant if the participant was, without a break in service, employed by us or an affiliate from the date of the grant of the option until the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess, if any, of the fair market value of the stock at the time of the exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, the additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights.  The grant of a stock appreciation right will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the amount of cash or the fair market value of the shares paid upon exercise, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of any shares received will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

Restricted Stock and Performance Shares.  A grant of restricted stock or performance shares will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction, assuming that the shares are subject to transferability restrictions and that certain restrictions on the shares constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon vesting, the holder will realize ordinary income in an amount equal to the then fair market value of the vested shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder of restricted stock during the restricted period also will be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividends no longer are subject to a substantial risk of forfeiture or become transferable. A participant may elect pursuant to Section 83(b) of the Code to have income recognized at the date a restricted stock award or performance share award, as the case may be, is granted and to have the applicable capital gain holding period commence as of that date. In such a case, we will be entitled to a corresponding deduction on the date of grant.

Restricted Stock Units and Performance Units.  A grant of restricted stock units or performance units will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon vesting and issuance of the underlying shares, the holder will realize ordinary income in an amount equal to the then fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance. Dividend equivalents paid to the holder of restricted stock units during the restricted period also will be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividend equivalents are paid. No election pursuant to Section 83(b) of the Code may be made with respect to restricted stock units and performance units.

Performance Awards and Other Stock-Based Awards.  A grant of a performance award or other stock-based award will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon payment of cash or the vesting or issuance of the underlying shares, the participant will realize ordinary income in an amount equal to the cash received or the then fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance.

Tax Withholding.  As a condition to the delivery of any shares to the recipient of an award, we may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award.

The preceding is based on current federal tax laws and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Equity and Incentive Plan. A participant may also be subject to state and local taxes.

New Plan Benefits Table

Awards under the Equity and Incentive Plan will be made at the discretion of the Compensation Committee. On February 15, 2007, the Compensation Committee established the 2007 annual bonus plan for our executive officers as a performance award under the Equity and Incentive Plan. No decisions have been made on the amount and type of equity or long-term awards that are to be made under the Equity and Incentive Plan to participants in the future. The following table sets forth certain information relating to the amount of the 2007 target bonus that would be payable under the performance award to our named executive officers and executive officers as a group. No amounts have been included relating to equity awards as the amounts of any such awards are not determinable at this time.

NEW PLAN BENEFITS TABLE

	Dollar Value	Awards
Name and Position	($)(1)	Granted(2)

Sam K. Reed	803,500	—
Chief Executive Officer
David B. Vermylen	428,800	—
President and Chief Operating Officer
Dennis F. Riordan	217,500	—
Senior Vice President and Chief Financial Officer
Thomas E. O’Neill	225,000	—
Senior Vice President, General Counsel and Chief Administrative Officer
Harry J. Walsh	225,000	—
Senior Vice President of Operations
Executive Officers as a Group	2,342,550	—
Non-Employee Directors as a Group	—	—
Non-Executive Officer Employees as a Group	—	—

(1)	Reflects amount of the annual bonus target under 2007 performance award.

(2)	Equity and long-term awards subject to Committee discretion and not determinable at this time.

RECOMMENDATION:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL
OF THE
EQUITY AND INCENTIVE PLAN

Item 5 —	RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP audited our financial statements for fiscal year 2006, and has been selected by the Audit Committee of our Board of Directors to audit our financial statements for fiscal year 2007. A representative of Deloitte & Touche LLP will attend our annual meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the selection of Deloitte & Touche LLP is not required by our By-laws. However, our Board of Directors is submitting the selection of Deloitte & Touche LLP to you for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our Audit Committee will review its future selection of independent registered public accounting firms. Even if Deloitte & Touche LLP is ratified, the Audit

Committee may change to a different independent registered public accounting firm if they determine a change would be in the best interests of the Company and our stockholders.

For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered in fiscal year 2006, see “Audit Committee Report — Fees Billed by Independent Registered Public Accounting Firm” on page 33 of this Proxy Statement.

RECOMMENDATION:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CORPORATE GOVERNANCE

Current Board Members:  The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below.

Nominating
and Corporate
	Compensation	Audit	Governance
Director	Committee	Committee	Committee

Sam K. Reed
George V. Bayly	*	**
Gregg L. Engles
Michelle R. Obama		*	*
Frank J. O’Connell	**		*
Gary D. Smith	*	**
Terdema L. Ussery, II	*

*	Member
**	Chairman

Corporate Governance Guidelines:  We are committed to the highest standards of business integrity and corporate governance. All our directors, executives and employees must act ethically and in accordance with our Code of Ethics. All of the Company’s corporate governance materials, including the Corporate Governance Guidelines, committee charters and the Code of Ethics are published on the Company’s website at www.treehousefoods.com in the investor information section and are also available upon request of the Corporate Secretary. The Board regularly reviews corporate governance developments and modifies the Company’s corporate governance materials as warranted. We will post any modifications on our Company’s website.

Director Independence:  The New York Stock Exchange listing rules require that a majority of the Company’s directors are independent. The Board has determined that Ms. Obama and Messrs. Bayly, O’Connell, Smith and Ussery satisfy the New York Stock Exchange’s independence guidelines and are independent directors. The Board determined that each of such persons met the independence standards of the New York Stock Exchange and the Securities and Exchange Commission and that each such person was free from relationships with management that could cause such person to be disqualified as an independent director. All members of the Audit, Compensation and Nominating and Corporate Governance committees must be independent directors. Members of the Audit Committee must also satisfy an additional Securities and Exchange Commission independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation. The Board has determined that a majority of the Board and all members of the Audit, Compensation, and Nominating and Corporate Governance committees satisfy the relevant independence requirements. The portion of the Corporate Governance Guidelines addressing director independence is attached to this proxy statement as Appendix B.

Nomination of Directors:  The Board, which is responsible for approving candidates for Board membership, has delegated the process of screening and recruiting potential director nominees to the Nominating and Corporate

Governance Committee in consultation with the Chairman of the Board and the Chief Executive Officer. The Nominating and Corporate Governance Committee seeks candidates who have a reputation for integrity, honesty and adherence to high ethical standards and that have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company. When the committee reviews a candidate of Board membership, the committee looks specifically at the candidate’s background and qualifications in light of the needs of the Board and the Company at that time, given the then current composition of the Board.

Code of Ethics:  All directors, officers and employees of the Company must act ethically at all times and in accordance with the policies comprising the Company’s Code of Ethics. The Company’s Code of Ethics is published on the investor relations section of the Company’s website at www.treehousefoods.com.

Lead Independent Director.  The Board of Directors has appointed a non-management director to serve in a lead capacity (“Lead Independent Director”) to coordinate the activities of the other non-management directors, and to perform such other duties and responsibilities as the Board of Directors may determine.

Currently, the Lead Independent Director is Michelle R. Obama. The role of the Lead Independent Director includes:

•	Conducting and presiding at executive sessions of the Board.

•	Acting as a regular communication channel between the non-employee members of the Board and the Chief Executive Officer of the Company.

•	In the event of the unavailability or incapacity of the Chairman of the Board, calling and conducting special meetings of the Board.

Meetings of the Board of Directors and Committees/Role of Committees

The Board of Directors met six times during 2006. Each of the members of the Board participated in at least 80% of the meetings of the Board of Directors and of the Committee meetings that took place while such person was a member of the Board and the applicable Committee. Members of the Board are expected to attend each meeting, as per the Company’s Corporate Governance Guidelines, and substantially all of the members of the Board participated in 100% of the Board and Committee meetings during 2006. It is the Board’s policy that all of our directors attend the Annual Meeting of Stockholders absent exceptional cause. The non-management directors of the Company meet regularly (at least quarterly) in executive session of the Board without management present. The Lead Independent Director presides over non-management sessions.

The Board of Directors has established standing Audit, Compensation, and Nominating and Corporate Governance committees. The Board of Directors determines the membership of each of these committees from time to time and, to date, only outside directors have served on these committees.

The Audit Committee held twelve meetings during 2006 and presently consists of Ms. Obama and Messrs. Bayly and Smith. The Audit Committee is composed entirely of independent directors (in accordance with the New York Stock Exchange listing standards and SEC rules). In addition, the Board of Directors has determined that Mr. Bayly, the chairperson of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Committee reviews and approves the scope and cost of all services (including non-audit services) provided by the firm selected to conduct the audit. The Committee also monitors the effectiveness of the audit effort and financial reporting, and inquires into the adequacy of financial and operating controls. The report of the Audit Committee is set forth later in this proxy statement.

The Compensation Committee held five meetings in 2006 and presently consists of Messrs. O’Connell, Ussery and Bayly. The Committee is composed entirely of non-management directors. The Compensation Committee reviews and approves salaries and other matters relating to compensation of the senior officers of the Company, including the administration of the TreeHouse Foods, Inc. Equity and Incentive Plan. The Compensation

Committee also reviews the Company’s general compensation and benefit policies and programs, administers the Company’s 401(k) plan, and recommends director compensation programs to the Board of Directors. The report of the Compensation Committee is set forth later in this proxy statement.

The Nominating and Corporate Governance Committee held four meetings in 2006 and presently consists of Ms. Obama and Messrs. Smith and O’Connell. The Committee is composed entirely of non- management directors. The Nominating and Corporate Governance Committee met in February 2007 to propose the nominees whose election to the Company’s Board of Directors is a subject of this proxy statement. The purposes of the Nominating and Corporate Governance Committee are (i) to identify individuals qualified to become members of the Board, (ii) to recommend to the Board the persons to be nominated for election as directors at any meeting of the stockholders, (iii) in the event of a vacancy on or increase in the size of the Board, to recommend to the Board the persons to be nominated to fill such vacancy or additional Board seat, (iv) to recommend to the Board the persons to be nominated for each committee of the Board, (v) to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Ethics, and (vi) to oversee the evaluation of the Board. The Nominating and Corporate Governance Committee will consider nominees who are recommended by stockholders, provided such nominees are recommended in accordance with the nominating procedures set forth in the Company’s By-laws. The report of the Nominating and Corporate Governance Committee is set forth later in this proxy statement.

STOCK OWNERSHIP

Holdings of Management

The executive officers and directors of the Company own shares, and exercisable rights to acquire shares, representing an aggregate of 1,760,011 shares of Common Stock or approximately 5.6% of the outstanding shares of Common Stock (see “Security Ownership of Certain Beneficial Owners and Management”). Such officers and directors have indicated an intention to vote in favor of each Proposal.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the close of business on February 13, 2007, certain information with respect to the beneficial ownership of common stock beneficially owned by (i) each director of the Company, (ii) the Chief Executive Officer, Chief Financial Officer of the Company and three most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the “named officers”), (iii) all executive officers and directors as a group and (iv) each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than 5% of the outstanding Common Stock. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated. Unless otherwise indicated below, the address of the Directors and Officers listed below is c/o TreeHouse Foods, Inc., Two Westbrook Corporate Center, Tower Two, Suite 1070, Westchester, Illinois 60154.

	Common Stock		Percent of
Name of Beneficial Owner	Beneficially Owned		Class(1)

Directors and Named Officers:
Sam K. Reed	393,469	(2)	1.2%
George V. Bayly	2,466	(3)	*
Gregg L. Engles	894,788	(4)	2.9%
Michelle R. Obama	2,266	(5)	*
Frank J. O’Connell	2,266	(5)	*
Gary D. Smith	2,266	(5)	*
Terdema L. Ussery, II	2,266	(5)	*
David B. Vermylen	195,865	(6)	*
Dennis F. Riordan	37,333	(7)	*
Thomas E. O’Neill	113,513	(8)	*
Harry J. Walsh	113,513	(9)	*
All directors and executive officers as a group (11 persons)	1,760,011		5.6%
Principal Stockholders:
Iridian Asset Management LLC 276 Post Road West Westport, CT 06880-4704	3,928,050	(10)	12.6%
FMR Corp. 82 Devonshire Street Boston, MA 02109	3,564,245	(11)	11.4%
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	3,038,480	(12)	9.7%
Highfields Capital Ltd.	2,548,100	(13)	8.3%
c/o Goldman Sachs (Cayman) Trust, Limited
Harbour Centre, Second Floor George Town, Grand Cayman Cayman Islands, B.W.I
Barclays Global Investors NA	1,600,564	(14)	5.1%
Ebisu Prime Square Tower 8th Floor
1-1-39 Hiroo Shibuy-Ku
Tokyo 150-8402 Japan

Except as otherwise noted, the directors and executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(1)	An asterisk indicates that the percentage of common stock projected to be beneficially owned by the named individual does not exceed one percent of our common stock.

(2)	Includes 136,792 shares that could be acquired within 60 days of February 13, 2007.

(3)	Includes 2,266 shares that could be acquired within 60 days of February 13, 2007.

(4)	Includes 459,505 shares that could be acquired within 60 days of February 13, 2007.

(5)	Entire amount represents shares that could be acquired within 60 days of February 13, 2007.

(6)	Includes 91,195 shares that could be acquired within 60 days of February 13, 2007.

(7)	Includes 33,333 shares that could be acquired within 60 days of February 13, 2007.

(8)	Includes 62,178 shares that could be acquired within 60 days of February 13, 2007.

(9)	Includes 62,178 shares that could be acquired within 60 days of February 13, 2007.

(10)	As reported on the Schedule 13G/A filed with the SEC on February 5, 2007 by Iridian Asset Management LLC (“Iridian”), which has direct beneficial ownership of 3,928,050 shares of Company common stock. Due to their ownership interests, direct and indirect, in Iridian, the Governor and Company of the Bank of Ireland, IBI Interfunding, Banc Ireland/First Financial, Inc. and BIAM (US) Inc. may share beneficial ownership of the shares.

(11)	As reported on the Schedule 13G/A filed with the SEC on February 14, 2007 by Janus Capital Management LLC (“Janus”), which has beneficial ownership of 3,038,480 shares of Company common stock due in part to an indirect 82.5% ownership stake by Janus in Enhanced Investment Technologies LLC and an indirect 30% ownership stake by Janus in Perkins, Wolf, McDonnell and Company, LLC.

(12)	As reported on the Schedule 13G filed with the SEC on July 5, 2005 by Highfields Capital Management LP (“Highfields”), which has beneficial ownership of 2,548,100 shares of Company common stock owned by Highfields Capital I LP (“Highfields I”), Highfields Capital II LP (“Highfields II”), Highfields Capital Ltd. (collectively, the “Highfields Funds”) and Highfields Capital Ltd. (“Highfields Capital”) I.C. Due to their ownership interests, direct and indirect, in the Highfields Funds and Highfields Capital, Highfields (the investment manager to each of the Highfields Funds), Highfields GP LLC (“Highfields GP”) (the General Partner of Highfields) and Jonathan S. Jacobson and Richard L. Grubman (managing members of Highfields GP) may share beneficial ownership of the shares.

(13)	As reported on the Schedule 13G/A filed with the SEC on February 14, 2007 by FMR Corp. (“FMR”), Fidelity Management and Research Company (“Fidelity”), a wholly owned subsidiary of FMR and a registered investment adviser, is the beneficial owner of 3,564,245 shares of Company common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson III and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 3,564,245 shares owned by the funds.

(14)	As reported on the Schedule 13G filed with the SEC on January 23, 2007 by Barclays Global Investors Japan Limited (“Barclays”), which has beneficial ownership of 1,600,564 shares of Company common stock due acting as an investment advisor. The shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts. Barclays has the sole power to vote or direct to vote 1,491,752 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company’s review of the copies of these reports received by it, and written representations, if any, received from reporting persons with respect to such filings, the Company believes that all filings required to be made by the reporting persons for 2006, were made on a timely basis, except that: (1) the Form 3 and Form 4 filed on February 24, 2006 for Dennis F. Riordan; (2) the Form 4s with respect to non-qualified stock options filed in September 2006 for Gregg L. Engles, George V. Bayly, Michelle R. Obama, Gary D. Smith, Frank J. O’Connell and Terdema L. Ussery, II and (3) Form 4s with respect to Gregory J. Lewandowski and Danny Joe Coning on February 5, 2007 were late as a result of the administrative error of the Company.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the Company’s directors and executive officers.

Name	Age		Position

Sam K. Reed	60	(a)	Chief Executive Officer and Chairman of the Board
George V. Bayly	64	(b)	Director
Gregg L. Engles	49	(a)	Director
Michelle R. Obama	43	(b)	Director
Frank J. O’Connell	63	(c)	Director
Gary D. Smith	64	(b)	Director
Terdema L. Ussery, II	48	(c)	Director
David B. Vermylen	56		President and Chief Operating Officer
Dennis F. Riordan	49		Senior Vice President and Chief Financial Officer
Thomas E. O’Neill	51		Senior Vice President, General Counsel and Chief Administrative Officer
Harry J. Walsh	51		Senior Vice President of Operations

(a)	Messrs. Reed and Engles comprise a class of directors whose term expires in 2008.

(b)	Ms. Obama, Messrs. Bayly and Smith comprise a class of directors whose term expires in 2007.

(c)	Messrs. O’Connell and Ussery comprise a class of directors whose term expires in 2009.

Sam K. Reed is the Chairman of our Board of Directors. Mr. Reed has served as our Chief Executive Officer since January 2005. Prior to joining us, Mr. Reed was a principal in TreeHouse LLC, an entity unrelated to the Company that was formed to pursue investment opportunities in consumer packaged goods businesses. From March 2001 to April 2002, Mr. Reed served as Vice Chairman of Kellogg Company. From January 1996 to March 2001, Mr. Reed served as the President and Chief Executive Officer and as a director of Keebler Foods Company. Prior to joining Keebler, Mr. Reed served as Chief Executive Officer of Specialty Foods Corporation’s (unrelated to Dean Foods) Western Bakery Group division from 1994 to 1995. Mr. Reed also has served as President and Chief Executive Officer of Mother’s Cake and Cookie Co. and has held Executive Vice President positions at Wyndham Bakery Products and Murray Baker Products. In addition to our Board, Mr. Reed serves on the Board of Directors of Weight Watchers International and Tractor Supply Company. Mr. Reed holds a B.A. from Rice University and an M.B.A. from Stanford University.

George V. Bayly was elected as a Director on June 6, 2005. Currently, Mr. Bayly serves as Chairman and Interim-Chief Executive Officer of Altivity Packaging LLC located in Carol Stream, IL. Prior to that, Mr. Bayly served as Co-Chairman of U.S. Can Corporation 2003-2006; as well as Chief Executive Officer in 2005. In addition, Mr. Bayly has been a principal of Whitehall Investors, LLC, a consulting and venture capital firm, since January 2002. From January 1991 to December 2002, Mr. Bayly served as Chairman, President and Chief Executive Officer of Ivex Packaging Corporation. From 1987-1991, Mr. Bayly served as Chairman, President and Chief Executive Officer of Olympic Packaging, Inc. Mr. Bayly also held various management positions with Packaging Corporation of America from 1973 to 1987. In addition to our Board, Mr. Bayly serves on the Board of Directors of ACCO, Altivity Packaging LLC and Huhtamaki Oyj. Mr. Bayly holds a B.S. from Miami University and a M.B.A from Northwestern University. Mr. Bayly also served as a Lieutenant Commander in the United States Navy. Mr. Bayly is the Chairman of our Audit Committee and is a member of the Compensation Committee of our Board of Directors.

Gregg L. Engles was elected as a Director on June 6, 2005. Mr. Engles has served as Dean Foods Company’s Chief Executive Officer and as a director of Dean Foods Company since its formation in October 1994. From October 1994 until December 21, 2001, Mr. Engles served as Chairman of the Board of Dean Foods. When Dean Foods acquired the former Dean Foods Company (“Legacy Dean”) on December 21, 2001, Mr. Howard Dean was

named Chairman of the Board pursuant to the merger agreement concerning Dean Foods’ acquisition of Legacy Dean, and Mr. Engles was named Vice Chairman of the Board. In April 2002, Mr. Dean retired and Mr. Engles resumed his position as Chairman of the Board. Prior to the formation of Dean Foods, Mr. Engles served as Chairman of the Board and Chief Executive Officer of certain predecessors to Dean Foods. Mr. Engles holds a B.A. from Dartmouth College and a J.D. From Yale Law School.

Michelle R. Obama was elected as a Director on June 6, 2005. Since March 2005, Ms. Obama has served as the Vice President for Community and External Affairs for the University of Chicago Hospitals. From September 2001 to March 2005, Ms. Obama served as Executive Director of Community Affairs at the University of Chicago Hospitals. In addition, Ms. Obama served as Associate Dean of Students and Director of Community Service for the University of Chicago from September 1997 to March 2005. Ms. Obama also has held numerous positions in the public and non-profit sectors, including Executive Director of the Chicago Office of Public Allies, Assistant Commissioner of Planning and Development for the City of Chicago and Assistant to the Mayor of the City of Chicago. Ms. Obama holds a B.A. from Princeton University and a J.D. from Harvard Law School. Ms. Obama is a member of the Audit Committee and the Nominating and Corporate Governance Committee of our Board of Directors.

Frank J. O’Connell was elected as a Director on June 6, 2005. Since June 2004, Mr. O’Connell has served as a senior partner of The Parthenon Group. From November 2000 to June 2002, Mr. O’Connell served as President and Chief Executive Officer of Indian Motorcycle Corporation. From June 2002 to May 2004, Mr. O’Connell served as Chairman of Indian Motorcycle. Indian Motorcycle was liquidated under applicable California statutory procedures in January 2005. From 1996 to 2000, Mr. O’Connell served as Chairman, President and Chief Executive Officer of Gibson Greetings, Inc. From 1991 to 1995, Mr. O’Connell served as President and Chief Operating Officer of Skybox International. Previously, Mr. O’Connell served as President of Reebok Brands, North America, President of HBO Video and Senior Vice President of Mattel’s Electronics Division. Mr. O’Connell holds a B.A. and a M.B.A. from Cornell University. Mr. O’Connell is the Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of our Board of Directors.

Gary D. Smith was elected as a Director on June 6, 2005. Since January 2001, Mr. Smith has served as Chief Executive Officer and Chairman of Encore Associates, Inc. and since 2005 has been a managing director of Encore Consumer Capital. From April 1995 to December 2004, Mr. Smith served as Senior Vice President — Marketing of Safeway Inc. In addition, Mr. Smith held various management positions at Safeway Inc. from 1961 to 1995. In addition to our Board, Mr. Smith serves on the Board of Directors of The Winery Exchange, Supply Chain Systems Ltd., Altierre Corporation and Philly’s Famous Water Ice, Inc. Mr. Smith is the Chairman of the Nominating and Corporate Governance Committee and is a member of the Audit Committee of our Board of Directors.

Terdema L. Ussery, II was elected as a Director on June 6, 2005. Since April 1997, Mr. Ussery has served as the President and Chief Executive Officer of the Dallas Mavericks. Since September 2001, Mr. Ussery also has served as Chief Executive Officer of HDNet. From 1993 to 1996, Mr. Ussery served as the President of Nike Sports Management. From 1991 to 1993, Mr. Ussery served as Commissioner of the Continental Basketball Association (the “CBA”). Prior to becoming Commissioner, Mr. Ussery served as Deputy Commissioner and General Counsel of the CBA from 1990 to 1991. From 1987 to 1990, Mr. Ussery was an attorney at Morrison & Foerster LLP. In addition to our Board, Mr. Ussery serves on the Board of Directors of The Timberland Company, Entrust, Inc., and is on the Advisory Board of Wingate Partners, LP. Mr. Ussery holds a B.A. from Princeton University, an M.P.A. from Harvard University and a J.D. from the University of California at Berkeley. Mr. Ussery is a member of the Compensation Committee of our Board of Directors.

David B. Vermylen is our President and Chief Operating Officer and has served in that position since January 2005. Prior to joining us, Mr. Vermylen was a principal in TreeHouse, LLC. From March 2001 to October 2002, Mr. Vermylen served as President and CEO of Keebler Foods Company, a division of Kellogg Company. Prior to becoming CEO of Keebler, Mr. Vermylen served as the President of Keebler Brands from January 1996 to February 2001. Mr. Vermylen also has served as the Chairman, President and CEO of Brother’s Gourmet Coffee and Vice President of Marketing and Development and later President and CEO of Mother’s Cake and Cookie Co. His prior experience also includes three years with the Fobes Group and fourteen years with General Foods Corporation where he served in various marketing positions. Mr. Vermylen serves on the Boards of Directors of Aeropostale, Inc.

and Birds Eye Foods, Inc. Mr. Vermylen holds a B.A. from Georgetown University and an M.B.A. from New York University.

Dennis F. Riordan has been our Senior Vice President and Chief Financial Officer since January 3, 2006. Prior to joining us, Mr. Riordan was Senior Vice President and Chief Financial Officer of Océ-USA Holding, Inc., where he was responsible for the company’s financial activities in North America. Mr. Riordan joined Océ-USA, Inc. in 1997 as Vice President and Chief Financial Officer and was elevated to Chief Financial Officer of Océ-USA Holding, Inc. in 1999. In 2004, Mr. Riordan was named Senior Vice President and Chief Financial Officer and assumed the chairmanship of the company’s wholly owned subsidiaries Arkwright, Inc. and Océ Mexico de S.A. Previously, Mr. Riordan held positions with Sunbeam Corporation, Wilson Sporting Goods and Coopers & Lybrand. Mr. Riordan has also served on the Board of Directors of Océ-USA Holdings, Océ North America, Océ Business Services, Inc. and Arkwright, Inc. all of which are wholly owned subsidiaries of Océ NV.

Thomas E. O’Neill is our Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary and has served in that position since January 2005. Prior to joining us, Mr. O’Neill was a principal in TreeHouse, LLC. From February 2000 to March 2001, he served as Senior Vice President, Secretary and General Counsel of Keebler Foods Company. He previously served at Keebler as Vice President, Secretary and General Counsel from December 1996 to February 2000. Prior to joining Keebler, Mr. O’Neill served as Vice President and Division Counsel for the Worldwide Beverage Division of the Quaker Oats Company from December 1994 to December 1996; Vice President and Division Counsel of the Gatorade Worldwide Division of the Quaker Oats Company from 1991 to 1994; and Corporate Counsel at Quaker Oats from 1985 to 1991. Prior to joining Quaker Oats, Mr. O’Neill was an attorney at Winston & Strawn LLP. Mr. O’Neill holds a B.A. and J.D. from the University of Notre Dame.

Harry J. Walsh is our Senior Vice President of Operations and has served in that position since January 2005. Prior to joining us, Mr. Walsh was a principal in TreeHouse, LLC. From February 2001 to October 2002, Mr. Walsh served as Senior Vice President of the Specialty Products Division of Keebler Foods Company. Mr. Walsh was President and Chief Operations Officer of Bake-Line Products from March 1999 to February 2001; Vice President-Logistics and Supply Chain Management from April 1997 to February 1999; Vice President-Corporate Planning and Development from January 1997 to April 1997; and Chief Operating Officer of Sunshine Biscuits from June 1996 to December 1996. Prior to joining Keebler, Mr. Walsh served as Vice President of G.F. Industries, Inc. and President and Chief Operating Officer and Chief Financial Officer for Granny Goose Foods, Inc. Prior to entering the food industry, Mr. Walsh was an accountant with Arthur Andersen & Co. Mr. Walsh holds a B.A. from the University of Notre Dame.

As noted above, prior to joining us Messrs. Reed, Vermylen, O’Neill and Walsh were, for varying periods of time, principals of TreeHouse, LLC. TreeHouse, LLC and its predecessor partnership were formed to bring together certain members of the former Keebler Foods Company management team following the expiration of their employment with Keebler Foods Company to investigate investment opportunities in the consumer packaged goods industry. TreeHouse, LLC was member managed and, as a result, none of the individuals held officer positions. Messrs. Reed, Vermylen, O’Neill and Walsh joined TreeHouse, LLC in April 2002, October 2002, March 2001 and October 2002, respectively. As a result of the executive officers joining us on January 27, 2005, TreeHouse, LLC ceased operations.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for our Chief Executive Officer, Chief Financial Officer and, in addition, the three most highly compensated executive officers. Collectively we refer to these executives as the TreeHouse Executive Officers (“TEOs”). This section includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide.

Objectives of Our Compensation Program:

TreeHouse was formed in June 2005 by Dean Foods Company through a spin-off of the Dean Specialty Foods Group and the subsequent issuance of TreeHouse common stock to Dean Foods shareholders. Six months prior to the spin-off, Dean Foods Company recruited Messrs. Reed, Vermylen, O’Neill, Walsh and E. Nichol McCully (our former CFO who retired in April 2006) to lead the Company. These individuals collectively invested $10 million of their own money in company stock and received a compensation package that Dean Foods Company determined was fair and comparable to other spun-off companies. Messrs. Reed, Vermylen, O’Neill, McCully and Walsh received Restricted Stock and Restricted Stock Units which vest only after performance criteria are achieved. In addition, these individuals received pre-approved stock options which were issued on June 28, 2005 with a strike price of $29.65, which was equal to the closing price of Company common stock on the New York Stock Exchange on the grant date. As a new company, we assumed the existing employment agreements and undertook a detailed study of compensation practices in the food industry. Our overriding goals and objectives for executive compensation programs are:

•	To attract, motivate and retain superior leadership talent for the Company.

•	To closely link TEO compensation to our performance goals with particular emphasis on rapid growth, operational excellence and acquisitions through attractive bonus opportunities based on aggressive targets.

•	To align our TEO’s financial interests with those of our shareholders by delivering a substantial portion of their total compensation in the form of equity awards.

We have worked with Hewitt Associates LLC, our compensation consultant, to review our compensation programs to ensure competitiveness with companies we compete for our management talent. Hewitt helped us determine the salary levels, as well as the bonus target percentages and the metrics used in the bonus plan. In addition to stock options which reward increase in stock price, we provided restricted stock to our management investors with vesting based on exceeding the total shareholder return of companies in our business category. We refer to this group as the “Comparator Group”. We also use this Comparator Group as the benchmark for determining our financial performance. We reward our management team based on how well we perform compared to our Comparator Group. We believe this provides a clear and objective way of ensuring our management team’s compensation and incentives are aligned with shareholder interests. The following companies are included in our Comparator Group: Kraft Foods Inc., Sara Lee Corp., General Mills, Inc., Kellogg Co., ConAgra Foods Inc., Archer Daniels Midland Co., H.J. Heinz Company, Campbell Soup Co., McCormick & Co. Inc., The JM Smucker Co., Del Monte Foods Co., Corn Products Int’l., Lancaster Colony Corp., Flower Foods, Inc., Ralcorp Holdings Inc., The Hain Celestial Group, Inc., Lance, Inc., J&J Snack Foods Corp., B&G Foods, Inc., American Italian Pasta Co., Farmer Bros. Inc. and Peet’s Coffee and Tea.

In addition to the Comparator Group, our compensation consultant provides us with survey information for other companies of similar size to TreeHouse from both general industry and the packaged foods sector. We believe that this additional benchmarking broadens our awareness of the practices of companies who compete for management talent with TreeHouse.

Components of Compensation:

There are three primary components to our management compensation program: base salary, annual incentive bonus and long-term incentive compensation. We seek to have each of these components at levels which are competitive with comparable companies. Each of these components was evaluated based on assessment of competitive conditions for employment agreements for executives at spun-off companies at the time of our spin-off from Dean Foods.

Base Salary:  Our management team has been assembled to lead a growth company which will expand significantly in size and complexity over time. We believe that the base salary component should be in the third quartile of our competitive benchmarks when those benchmarks are size adjusted (through regression analysis) to our current revenue size. By positioning the base salary somewhat above the median for similarly sized businesses we have been able to attract talent that has the ability to grow and lead a much larger business in the near future. For 2006, we have elected to increase the salaries for the executive officers by 3.5%. This action reflects the general inflation trend of salaries according to Hewitt Associates market surveys and is consistent with our practice for our non-executive management group.

Annual Incentive Bonus:  Our TEOs annual incentive bonus opportunity also reflects a third quartile position. The annual incentive bonus for TEOs is based on attaining specific annual performance targets such as the net income targets determined by the Board, as adjusted positively or negatively for one-time items. For 2006 the amount of the potential bonus was tied to the achievement of net income targets established by the Committee. We do not otherwise use discretion in determining the amount of bonus paid to TEOs. Performance goals such as net income targets are developed through an iterative process. Based on a review of business plans, management, including the non-executive officers, develops preliminary recommendations for Committee review. We consider the market expectations of our competitors in setting the goals under the plan with targets reflecting performance that exceeds the expected performance of our peer group. Our goal is to provide meaningful yet challenging goals relative to the expected performance of our peer group. The Committee reviews management’s recommendations and approves the bonus percentage and types of performance targets for TEOs and other members of management. In establishing final goals, the Committee strives to ensure that the targets are consistent with the strategic goals set by the Board, and that the goals set are sufficiently ambitious so as to provide meaningful results. We benchmark our bonus targets to ensure they are fair compared to our industry, but with an opportunity to exceed targets if performance exceeds expectations. We believe the annual incentive bonus keeps management focused on attaining strong near term financial performance. The 2006 annual incentive bonus for the TEO’s is awarded as follows:

		Minimum	Target	Maximum

Sam K. Reed	Chief Executive Officer	$0	$776,250	$1,552,500
David B. Vermylen	Chief Operating Officer	$0	$414,000	$828,000
Dennis F. Riordan	Chief Financial Officer	$0	$210,000	$420,000
Thomas E. O’Neill	Chief Administrative Officer	$0	$217,350	$434,700
Harry J. Walsh	Senior Vice President of Operations	$0	$217,350	$434,700

In 2006 we attained 135% of the performance target.

Long-Term Incentive Compensation:  The long-term incentive compensation program was established to ensure that our senior management is focused on long-term growth and profitability. We believe our key stakeholders, including shareholders and employees, are best served by having our executives focused and rewarded based on the longer-term results of our company. We accomplish this through three primary programs:

•	Stock Options

•	Performance Based Restricted Stock

•	Performance Based Restricted Stock Units

We use stock options as a means of aligning the executive management team with the interests of our shareholders by ensuring that they have a direct interest in increasing shareholder value. The stock options vest ratably over three years, and the holder must exercise vested options within 10 years of the original grant. We grant options to key management employees except for Messrs. Reed, Vermylen, O’Neill and Walsh, on an annual basis to link their financial opportunity to the overall performance of the Company. The first grants under this program were made on the first day of regular trading following the spin-off date. We have continued to use the anniversary of that date as the measurement date for all recurring option grants since that is the anniversary date of the Company. We also grant options to certain new employees. Historically these options have been dated as of the date of their employment or as of the last trading day of the month following their employment with the Company. All of our option grants are approved prior to or on the grant date with a strike price equal to the closing price of our common stock on the NYSE on the date of grant. Messrs. Reed, Vermylen, O’Neill and Walsh have not been granted options since the spin-off date because the original grant of options and performance-based restricted shares are designed to cover a three year period.

In addition to stock options, we awarded 2% of the outstanding stock of the Company in the form of performance-based restricted shares and restricted stock units on June 28, 2005 to the original five management investors of the Company per their employment agreements. These include Messrs. Reed, Vermylen, O’Neill and

Walsh, along with Mr. Nick McCully who retired in April 2006. All of the restricted stock and restricted units are performance based, which means the Company must meet certain performance goals. For the restricted stock to vest, the Company must exceed the median shareholder return of the Comparator Group since the grant date as measured each year on January 31. For the restricted stock units, the Company’s closing share price must exceed $29.65 as of June 28 each year. The restricted stock vests ratably, based on performance over three years with a two-year catch up provision and a five-year term. The restricted stock units vest ratably, based on performance over three-years with a two-year catch up provision and a ten-year term. Shares that do not vest based upon performance are forfeited at the end of the term.

We granted performance-based restricted shares to the following TreeHouse senior vice presidents: Dennis F. Riordan, Danny Joe Coning, Alan T. Gambrel and Erik T. Kahler on January 30, 2007. These restricted shares have the same performance goals and remaining term as the restricted shares granted in 2005 to Messrs. Reed, Vermylen, O’Neill and Walsh. The purpose of the restricted stock grant was to have all executive officers motivated to achieve the same performance goals.

All matters of executive compensation are reviewed and approved by the Compensation Committee of the Board of Directors. This includes approving amounts of compensation and the timing of all grants. The Compensation Committee has access to compensation experts, and has used Hewitt Associates LLC to provide consulting services with respect to the Company’s compensation practices.

More details of the Long-Term Incentive Plan are summarized herein on pages 4 to 11. More details regarding the employment agreements of our management investors are summarized herein on page   .

Executive Perquisites:   In 2006 we reviewed the Company’s practices for executive perquisites with the assistance of our compensation consultant. We believe that the market trend is moving toward a cash allowance in lieu of various specific executive benefits such as automobile plans, financial planning consulting, or club fees. We have granted an annual allowance of $25,000 to Mr. Reed, $15,000 to Mr. Vermylen and $10,000 to Messrs. O’Neill, Walsh and Riordan to cover these types of benefits. This approach reduces the administrative burden of such programs and satisfies the desire to target market practices. These allowances are not included as eligible compensation for bonus or other purposes and do not represent a significant portion of the executive’s total compensation.

Deferred Compensation Plans:  Our Deferred Compensation Plan allows certain employees, including the TEOs, to defer receipt of salary and/or bonus payments. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the participants in the plan. We do not “match” amounts that are deferred by employees in the Deferred Compensation Plan except to the extent that employees in the plan have their match in the 401(k) plan limited as a result of participating in the Deferred Compensation Plan. In those cases, the lost match would be credited to the Deferred Compensation Plan. Distributions are paid either upon termination or returned at a specified date (at least two years after the original deferral) in the future, as elected by the employee. The employee may elect to receive payments in either a lump sum or a series of installments. Participants may defer up to 100% of salary and bonus payments. The Deferred Compensation Plan is not funded by us, and participants have an unsecured contractual commitment from us to pay the amounts due. When such payments are due to employees, the cash will be distributed from our general assets.

We provide deferred compensation to permit our employees to save for retirement on a tax-deferred basis. The Deferred Compensation Plan permits them to do this while also receiving investment returns on deferred amounts, as described above. We believe this is important as a retention and recruitment tool as many if not all of the companies with which we compete for executive talent provide a similar plan for their senior employees.

Employment Agreements:   We have entered into employment agreements with Messrs. Reed, Vermylen, O’Neill and Walsh. These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Good Reason,” as these terms are defined in the severance agreements. The agreements also provide for benefits, upon a qualifying event or circumstances after there has been a “Change-in-Control” (as defined in the agreements) of the Company. Additional information regarding the Severance Agreements and the Transitional Compensation Agreements, including a definition of key terms and a quantification of benefits that would have been received by our TEOs had termination occurred on December 29, 2006, is found under the heading “Potential Payments upon Termination or Change-in-Control” on pgs. 28 to 30 of this Proxy Statement.

We believe these severance programs are an important part of overall arrangements for our TEOs. We also believe these agreements will help to secure the continued employment and dedication of our TEOs prior to or following a change in control without concern for their own continued employment. We also believe it is in the best interest of our shareholders to have a plan in place that will allow management to pursue all alternatives for the Company without undue concern for their own financial security. We also believe these agreements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

401-K Savings Plan:  Under our TreeHouse Foods Savings Plan (the “Savings Plan”), a tax-qualified retirement savings plan, employees, including our TEOs, may contribute up to 20 percent of regular earnings on a before-tax basis and 15 percent of regular earnings on an after-tax basis, into their Savings Plan accounts (subject to IRS limits). Total combined before-tax and after-tax contributions may not exceed 20 percent of regular earnings. In addition, under the Savings Plan, we match an amount equal to one dollar for each dollar contributed by participating employees on the first three percent of their regular earnings and fifty cents for each additional dollar contributed on the next two percent of their regular earnings. Amounts held in Savings Plan accounts may not be withdrawn prior to the employee’s termination of employment, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions as directed by the IRS.

Effective for 2006, the Savings Plan limits the “annual additions” that can be made to an employee’s account to $44,000 per year. “Annual additions” include our matching contributions, before-tax contributions made by us of the employee under Section 401(k) of the Internal Revenue Code, and employee after-tax contributions.

Of those annual additions, the current maximum before-tax contribution is $15,000 per year. In addition, no more than $220,000 of annual compensation may be taken into account in computing benefits under the Savings Plan.

Participants age 50 and over may also contribute, on a before-tax basis, and without regard to the $44,000 limitation on annual additions or the $15,000 general limitation on before-tax contributions, catch-up contributions of up to $5,000 per year.

Tax Treatment of Executive Compensation:  Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million for the Chief Executive Officer and each of the other four most highly compensated executive officers. Our plans link all of our key incentive programs to the financial performance of the Company, therefore, we believe that we will preserve the deductibility of the executive compensation payments.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth annual and long-term compensation for the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated officers during 2006 (collectively, the “named officers”), as well as certain other compensation information for the named officers during the years indicated.

2006 Summary Compensation Table

			Non-Equity
			Incentive Plan	Other	Stock	Option	All Other
		Salary	Compensation	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(a)	($)(b)	($)(c)	($)(d)(e)	($)(f)	($)

Sam K. Reed	2006	771,875	1,046,950	0	4,592,853	1,510,187	36,275	7,958,140
Chief Executive Officer
David B. Vermylen	2006	514,583	558,400	0	3,061,907	1,006,793	25,510	5,167,193
President and Chief Operating Officer
Dennis F. Riordan	2006	350,000	283,250	46,602	0	230,853	19,997	930,702
Senior Vice President and Chief Financial Officer
Thomas E. O’Neill	2006	360,208	293,150	0	2,087,656	686,445	19,997	3,447,456
Senior Vice President, General Counsel and Chief Administrative Officer
Harry J. Walsh	2006	360,208	293,150	0	2,087,656	686,445	19,997	3,447,456
Senior Vice President of Operations

a)	The awards shown in this column include restricted stock and restricted stock units granted under our Long-Term Incentive Plan. The amounts are based on the compensation expense recognized for the award pursuant to Statement of Financial Accounting Standards No. 123R. See Note 11 to the Consolidated Financial Statements included in our Annual Reports on Form 10K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating grant date fair value and current year expense pursuant to FAS 123R. For further information on this award, see the Grants of Plan Based Awards table beginning on page 25 of this Proxy Statement.

b)	The bonus paid to Mr. Riordan was compensation for an incentive bonus opportunity forfeited as a result of leaving his former employer.

c)	The awards shown in this column include stock options granted under our Long-Term Incentive Plan. The amounts are based on the compensation expense recognized for the award pursuant to Statement of Financial Accounting Standards No. 123R. See Note 11 to the Consolidated Financial Statements included in our Annual Reports on Form 10K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123R. For further information on this award, see the Grants of Plan Based Awards table beginning on page 25 of this Proxy Statement.

d)	The amounts shown in this column include payments made under our Annual Bonus Plan. At the beginning of each year, the Compensation Committee sets target bonuses and performance criteria that will be used to determine whether and to what extent the TEOs will receive payments under the Annual Incentive Plan. For fiscal 2006, the Compensation Committee selected operating net income as the relevant performance criterion.

e)	The operating net income target is developed based on discussions with management, comparisons of the earnings expectations of our comparison companies, assessment of current economic conditions and adjustments as necessary to take into account acquisitions or other unplanned events that may occur subsequent to the establishment of the target.

f)	The amounts shown in this column include matching contributions under the Company’s 401(k) plan, life insurance premiums, and cash payments in lieu of perquisites as detailed below.

DETAILS BEHIND ALL OTHER COMPENSATION COLUMN

	Registrant Contributions to	Insurance	Cash Payment in Lieu
Name	Defined Contribution Plans	Premiums	of Perquisites	Total

Sam K. Reed	$8,800	$2,475	$25,000	$36,275
David B. Vermylen	$8,800	$1,710	$15,000	$25,510
Dennis F. Riordan	$8,800	$1,197	$10,000	$19,997
Thomas E. O’Neill	$8,800	$1,197	$10,000	$19,997
Harry J. Walsh	$8,800	$1,197	$10,000	$19,997

2006 GRANTS OF PLAN BASED AWARDS

		Estimated		Estimated Future
		Future	Estimated Future	Payouts	All Other
		Payouts Under	Payouts Under	Under	Option Awards:		Grant Date
		Non-Equity	Non-Equity	Non-Equity	Number of	Exercise or	Fair Value
		Incentive Plan	Incentive Plan	Incentive Plan	Securities	Base Price	of Stock and
	Grant	Awards:	Awards:	Awards:	Underlying	of Option	Option
Name	Date	Threshold $(a)	Target $(a)	Maximum $(a)	Options (#)(b)	Awards ($/Sh)(b)	Awards $(b)

Sam Reed	01/01/2006	0	776,250	1,552,500
David B. Vermylen	01/01/2006	0	414,000	828,000
Dennis F. Riordan	01/03/2006	0	210,000	420,000	100,000	18.60	692,560
Thomas E. O’Neill	01/01/2006	0	217,350	434,700
Harry J. Walsh	01/01/2006	0	217,350	434,700

(a)	Consists of awards under our annual incentive plan. In each case, 135% of the target amount was actually earned by each TEO and is reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(b)	Consists of options to purchase shares of our common stock awarded under our Tree House Foods, Inc. Equity and Incentive plan. The Award vests one-third on each of the first through third anniversaries of the grant date.

Narrative to Summary Compensation Table and Plan-Based Based Awards Table

Employment Agreements

On January 27, 2005, the Company entered into employment agreements with Messrs. Reed, Vermylen, O’Neill and Walsh. These individuals are referred to as the “management investors.” The terms of these employment agreements are substantially similar other than the individual’s title, salary, bonus, option and restricted stock entitlements, which are summarized in the tables above. The employment agreements provide for a three-year term ending on June 28, 2008. The employment agreements also provide for one-year automatic extensions absent written notice from either party of its intention not to extend the agreement.

Under the employment agreements, each management investor is entitled to a base salary at a specified annual rate plus an incentive bonus based upon the achievement of certain performance objectives to be determined by the Board. The employment agreements also provide that each management investor will receive restricted shares of our common stock and options to purchase additional shares of our common stock, subject to certain conditions and restrictions on transferability.

Each management investor also is entitled to participate in any benefit plan we maintain for our senior executive officers, including any life, medical, accident, or disability insurance plan; and any pension, profit sharing, retirement, deferred compensation or savings plan for our senior executive officers. We also will pay the reasonable expenses incurred by each management investor in the performance of his duties to us and indemnify the management investor against any loss or liability suffered in connection with such performance.

We are entitled to terminate each employment agreement with or without cause (as defined in the employment agreements). Each management investor is entitled to terminate his employment agreement for good reason, which includes a reduction in base salary or a material alteration in duties and responsibilities or for certain other specified reasons, including upon the death, disability or retirement of the management investor. If an employment agreement is terminated without cause by us or with good reason by a management investor, the management investor will be entitled to a severance payment equal to two times (or three times, in the case of Mr. Reed) the sum of the annual base salary payable and the target bonus amount to the management investor immediately prior to the end of the employment period plus any incentive bonus the management investor would have been entitled to receive for the calendar year had he remained employed by the Company. If an employment agreement is terminated under the same circumstances and within 24 months after a change of control of the Company, the management investor will be entitled to a severance payment equal to three times the annual base salary and target bonus amount payable to the management investor immediately prior to the end of the employment period plus any incentive bonus the management investor would have been entitled to receive for the calendar year had he remained employed by us.

Awards

During 2006, the Committee granted options to Mr. Riordan in connection with his joining the Company as the Chief Financial Officer under our Long-Term Incentive Plan. These options vest one-third on each of the first, second and third anniversary of the grant date. Options were not granted to the other four TEO’s in 2006 as the grant in 2005 was intended to cover a three year period.

At the time of the spin-off from Dean Foods in 2005, the Company awarded one-time option grants and 2% of the outstanding stock of the Company in the form of performance-based restricted shares and restricted stock units to the original five management investors of the Company. These include Messrs. Reed, Vermylen, O’Neill and Walsh, along with Mr. Nick McCully who retired in April 2006. All of the restricted stock and restricted units vest only if the Company meets certain performance goals. For the restricted stock, the Company must exceed the median shareholder return of the Comparator Group as measured each year on January 31. For the restricted stock units, the Company’s closing share price must exceed $29.65 as of June 28 each year. The restricted stock vests ratably over three-years with a two-year catch up provision and a five-year term. The restricted stock units vest ratably over three years with a two-year catch up provision and terminate after ten-years. The four remaining management investors did not receive any additional equity grant awards in 2006.

In 2006, the Committee established potential bonuses for each of our TEOs under the Annual Incentive Bonus Plan. The amount of the potential bonuses was tied to the achievement of net income targets established by the Committee. In each case, the Annual Bonuses were earned by the TEOs at 135% of the target level and are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

Salary and Bonus in Proportion to Total Compensation

We believe our key stakeholders, including shareholders and employees, are best served by having our executives focused and rewarded based on the long-term results of the Company. In addition to stock options, we have awarded 2% of the outstanding stock of the Company in the form of restricted shares and restricted stock units to the original five management investors of the Company. These include Messrs. Reed, Vermylen, O’Neill and Walsh, along with Mr. Nick McCully who retired in April 2006. All of the restricted stock and restricted units are performance based, which means the Company must meet certain performance goals. Please see Compensation Discussion and Analysis beginning on page 19 of this Proxy Statement for a description of the objectives of our compensation program and overall compensation philosophy.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
	Number of						Equity Incentive
	Securities	Number of				Equity Incentive	Plan Awards: Market
	Underlying	Securities				Plan Awards: Number	or Payout Value of
	Unexercised	Underlying				of Unearned Shares,	Unearned Shares,
	Options	Unexercised		Option		Units, or Other	Units, or Other
	Exercisable	Options	Option	Expiration		Rights that Have	Rights that have
Name	(#)	Unexercisable(#)(a)	Price ($)	Date		not Vested(#)	not Vested($)

Sam K. Reed	136,792	273,585	29.65	6/27/2015	(b)	208,211	6,496,183
					(c)	214,257	6,684,818
David B. Vermylen	91,195	182,390	29.65	6/27/2015	(b)	138,808	4,330,810
					(c)	142,838	4,456,546
Dennis F. Riordan	—	100,000	18.60	1/3/2016		0	0
Thomas E. O’Neill	62,178	124,356	29.65	6/27/2015	(b)	94,641	2,952,799
					(c)	97,390	3,038,568
Harry J. Walsh	62,178	124,356	29.65	6/27/2015	(b)	94,641	2,952,799
					(c)	97,390	3,038,568

(a)	One-half of the unvested option awards for each of the TEOs, except for Mr. Riordan, will vest on June 28, 2007 and 2008. Mr. Riordan’s options will vest in one-third increments on January 3, 2007, 2008 and 2009.

(b)	For the restricted stock, the Company must exceed the median shareholder return of the Comparator Group as measured each year on January 31. The restricted stock vests ratably over three years if the targeted return is achieved and have a 10-year term. As of January 31, 2007, no shares of restricted stock have vested.

(c)	For the restricted stock units, the Company’s closing share price must exceed $29.65 as of June 28 each year. The restricted stock units vest ratably over three years if the targeted share price is achieved and have a 10-year term. As of December 31, 2006, no restricted stock units have vested.

2006 OPTION EXERCISES AND STOCK VESTED

In 2006, no restricted shares or restricted stock units vested, and no options were exercised by TEOs.

2006 NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)(a)	($)	($)(b)	($)	($)

Sam K. Reed	216,508	0	18,703	0	338,095
David B. Vermylen	396,613	0	36,481	0	539,783
Dennis F. Riordan	0	0	0	0	0
Thomas E. O’Neill	0	0	0	0	0
Harry J. Walsh	0	0	0	0	0

(a)	Amounts in this column are included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(b)	Amounts in this column are not included in the Summary Compensation Table.

The 2006 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 100% of base salary and Annual Bonus Plan payments under the Deferred Compensation Plan. Deferred Amounts are credited with earnings or losses based on the return of mutual funds selected by the executive, which the executive may change at any time. We do not make contributions to participants’ accounts under the Deferred Compensation Plan. Distributions are made in either a lump sum or an annuity as chosen by the executive at the time of the deferral.

The earnings on Mr. Reed’s Deferred Compensation account were measured by reference to a portfolio of publicly available mutual funds chosen by Mr. Reed in advance and administered by an outside third party, which generated an annual return of 8.7% in 2006. The earnings on Mr. Vermylen’s Deferred Compensation Account were measured by reference to a portfolio of publicly available mutual funds chosen by Mr. Vermylen in advance and administered by an outside third party, which generated an annual return of 11.5% in 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As noted on pages 25 and 26 of this Proxy Statement, we have entered into employment agreements with certain of our TEOs. The employment agreements provide for payments of certain benefits, as described in the tables below, upon the termination of a TEO. The TEOs rights upon termination of his or her employment depend upon the circumstance of the termination. Central to an understanding of the rights of each TEO under the employment agreements is an understanding of the definitions of “Cause” and “Good Reason” that are used in those agreements. For purposes of the employment agreements:

•	We have Cause to terminate the TEO if the TEO has engaged in any of a list of specified activities, including refusing to perform duties consistent with the scope and nature of his or her position, committing an act materially detrimental to the financial condition and/or goodwill of us or our subsidiaries, commission of a felony or other actions specified in the definition.

•	The TEO is said to have Good Reason to terminate his employment and thereby gain access to the benefits described below if we assign the TEO duties that are materially inconsistent with his position, reduces his compensation, calls for relocation, or takes certain other actions specified in the definition.

The employment agreements require, as a precondition to the receipt of these payments, that the TEO sign a standard form of release in which he waives all claims that he or she might have against us and certain associated individuals and entities. They also include noncompete and nonsolicit provisions that would apply for a period of one year following the TEO’s termination of employment and nondisparagement and confidentiality provisions that would apply for an unlimited period of time following the TEO’s termination of employment.

The employment agreement for each TEO with an employment agreement specifies the payment to each individual in each of the following situations:

•	Involuntary Termination without cause or resignation with good reason

•	Retirement

•	Death or Disability

•	Without cause or with good reason after Change in Control

In the event of an involuntary termination of the employee without cause, or resignation by the employee for good reason, the TEO will receive two times the employee’s base and target bonus (three times in the case of Mr. Reed), and continuation of all health and welfare benefits for two years (three years in the case of Mr. Reed). In addition, a prorated portion of any unvested options shall become vested and exercisable and a prorated portion of any restricted stock and restricted stock units outstanding shall continue to vest on the same terms that would have applied if the TEOs termination had not occurred.

Hewitt Associates LLC has reviewed the existing change-in-control severance provisions of our TEO’s relative to the current practices of our Comparator Group and has found our practices to be within the norms of the group.

The performance-based restricted stock and restricted stock units we granted in 2005 at the time of the spin-off and were intended to provide long-term incentive over a multi-year period. None of these awards have yet vested based upon the performance criteria. A change-in-control would cause these shares to fully vest and the full incremental value would be realized immediately. As these shares vest in the future based upon performance, we would expect this incremental value delivered upon a change-in-control to decrease significantly. This is also expected to significantly decrease the potential cost of excise tax gross-ups.

In the event of an involuntary termination of the employee without cause, or resignation by the employee for good reason with in a 24 month period immediately following a change in control of the Company, the TEO will receive three times the employee’s base and target bonus, and continuation of all health and welfare benefits for three years. In addition, all unvested options shall become vested and exercisable and any restricted stock, and restricted stock units outstanding shall fully vest. The TEO’s are eligible to receive a “gross-up” payment from the Company to the extent they incur excise taxes under section 4999 of the Internal Revenue Code.

In the event of death, disability or retirement, the employee will receive no additional payment but all unvested options shall become vested and exercisable and any restricted stock, and restricted stock units outstanding shall continue to vest on the same terms that would have applied if the TEO’s death, disability or retirement had not occurred.

The tables below illustrate the payouts to each TEO under each of the various separation situations. The tables assume that the terminations took place on December 29, 2006.

Name of Participant: Sam K. Reed

	Involuntary
	Termination
	without			Involuntary
	Cause or			Termination	Change in
	Resignation			Following	Control
	for Good	Retirement		Change in	Without
	Reason	or Death	Disability	Control	Termination
	($)	($)	($)	($)	($)

Severance	4,657,000	0	0	4,657,000	0
Pro-rated Annual Incentives	0	0	0	776,250	0
Stock Options	424,056	424,056	424,056	424,056	424,056
Basic and Supplemental Restricted Shares	0	0		13,181,001	13,181,001
Welfare Benefits	28,624	0	28,624	28,624	0
Excise Tax & Gross-Up	0	0	0	8,165,031	5,844,366

Name of Participant: David B. Vermylen

	Involuntary
	Termination
	Without			Involuntary
	Cause or			Termination	Change in
	Resignation			Following	Control
	for Good	Retirement		Change in	Without
	Reason(1)	or Death	Disability	Control	Termination
	($)	($)	($)	($)	($)

Severance	1,656,000	0	0	2,484,000	0
Pro-rated Annual Incentives	0	0	0	310,500	0
Stock Options	143,288	282,704	282,704	282,704	282,704
Basic and Supplemental Restricted Shares	0	0	0	8,787,355	8,787,355
Welfare Benefits	20,995	0	20,995	31,492	0
Excise Tax & Gross-Up	0	0	0	5,162,776	3,920,130

(1)	Assumes Mr. Reed is acting as CEO at time of involuntary or Good Reason Termination. If Mr. Reed were not acting in the capacity of CEO would result in the full vesting of stock options, Basic Restricted Shares and Supplemental Restricted Shares

Name of Participant: Dennis F. Riordan.

	Involuntary
	Termination			Involuntary
	Without			Termination	Change in
	Cause or			Following	Control
	Resignation	Retirement or		Change in	Without
	for Good Reason	Death	Disability	Control	Termination
	($)	($)	($)	($)	($)

Severance	1,120,000	0	0	1,680,000	0
Pro-rated Annual Incentives	0	0	0	210,000	0
Stock Options	638,630	1,260,000	1,260,000	1,260,000	1,260,000
Basic and Supplemental Restricted Shares	0	0	0	0	0
Welfare Benefits	19,819	0	19,819	29,728	0
Excise Tax & Gross-Up	0	0	0	606,377	0

Name of Participant: Thomas E. O’Neill

	Involuntary
	Termination			Involuntary
	Without			Termination	Change in
	Cause or			Following	Control
	Resignation for	Retirement or		Change in	Without
	Good Reason(1)	Death	Disability	Control	Termination
	($)	($)	($)	($)	($)

Severance	1,159,200	0	0	1,738,800	0
Pro-rated Annual Incentives	0	0	0	217,350	0
Stock Options	97,696	192,752	192,752	192,752	192,752
Basic and Supplemental Restricted Shares	0	0		8,787,355	8,787,355
Welfare Benefits	21,352	0	32,028	32,028	0
Excise Tax & Gross-Up	0	0	0	4,881,676	4,007,474

(1)	Assumes Mr. Reed is acting as CEO at time of involuntary or Good Reason Termination. If Mr. Reed were not acting in the capacity of CEO would result in the full vesting of stock options, Basic Restricted Shares and Supplemental Restricted Shares

Name of Participant: Harry J. Walsh

	Involuntary
	Termination			Involuntary
	Without			Termination	Change in
	Cause or			Following	Control
	Resignation for	Retirement or		Change in	Without
	Good Reason(1)	Death	Disability	Control	Termination
	($)	($)	($)	($)	($)

Severance	1,159,200	0	0	1,738,800	0
Pro-rated Annual Incentives	0	0	0	217,350	0
Stock Options	97,696	192,752	192,752	192,752	192,752
Basic and Supplemental Restricted Shares	0	0	0	8,787,355	8,787,355
Welfare Benefits	19,151	0	28,727	28,727	0
Excise Tax & Gross-Up	0	0	0	4,882,921	4,010,246

(1)	Assumes Mr. Reed is acting as CEO at time of involuntary or Good Reason Termination. If Mr. Reed were not acting in the capacity of CEO would result in the full vesting of stock options, Basic Restricted Shares and Supplemental Restricted Shares

2006 NON-EMPLOYEE DIRECTOR COMPENSATION

Directors who are our employees receive no additional fee for service as a director. Non-employee directors receive a combination of cash payments, equity-based compensation, and reimbursements as shown in the table below.

	Fees Earned
	or Paid	Option
	in Cash	Awards	All Other
	($)	($)	Compensation	Total
Name	(a)	(b)	($)	($)

George V. Bayly	69,750	37,083	0	106,833
Gregg L. Engles	42,500	37,083	0	79,583
Michelle R. Obama	64,000	37,083	0	101,083
Frank J. O’Connell	58,000	37,083	0	95,083
Gary D. Smith	64,750	37,083	0	101,833
Terdema L. Ussery, II	48,500	37,083	0	85,583

(a)	Consists of the amounts described below under “Cash Compensation.” With respect to Ms. Obama, includes $5,000 paid for service as lead director. With respect to Mr. Bayly, includes $10,000 paid for service as Chairman of the Audit Committee. With respect to Mr. Smith, includes $5,000 paid for service as Chairman of the Nominating and Corporate Governance Committee. With respect to Mr. O’Connell, includes $5,000 paid for service as Chairman of the Compensation Committee.

(b)	The awards shown in this column constitute options granted under our Long-Term Incentive Plan. The amounts are based on the compensation expense recognized for the award pursuant to Statement of Financial Accounting Standards No. 123R. See Note 11 to the Consolidated Financial Statements included in our Annual Reports on Form 10K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123R. For further information on this award, see the Grants of Plan Based Awards table beginning on page 25 of this Proxy Statement. In 2006, each director was granted 7,500 options with a grant date fair value of $72,375. The options will vest in equal increments on June 28, 2007, June 28, 2009 and June 28, 2010. As of December 31, 2006, each director, with the exception of Mr. Engles, had outstanding the 14,299 options under the Long-Term Incentive Plan. Mr. Engles had a total of 359,104 options, which consists of grants from the Company in 2005 and 2006 of 6,799 and 7,500 shares respectively, plus 344,805 options he received in connection with the spin-off of the Company from Dean Foods.

Cash Compensation

Directors who are not employees of the Company receive a fee of $35,000 per year plus $1,500 per board and committee meeting attended in person ($750 for meetings attended telephonically).

Equity-Based Compensation

To ensure that directors have an ownership interest aligned with other stockholders, each outside director will be granted options and/or restricted shares of the Company stock having a value determined by the Board.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

No member of the Compensation Committee was, during the year ended December 31, 2006, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board of Directors, during the year ended December 31, 2006.

COMMITTEE REPORTS

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following reports shall not be deemed to be incorporated by reference into any such filings.

The Board of Directors has established three committees to help oversee various matters of the Company. These include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these Committees operates under the guidelines of their specific charters. You can review these charters on our website at www.treehousefoods.com.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) is composed of three independent directors and operates pursuant to a written charter. The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue reports thereon. The Committee’s responsibility is to monitor and oversee these processes.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the independent registered public accounting firm’s independence. The Committee has reviewed and discussed the financial statements with management. The Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit department’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent registered public accounting firm and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Fees Billed by Independent Registered Public Accounting Firm

The following table presents fees billed for professional services rendered for the audit of our annual financial statements and review of our Forms 10-Q and fees billed for other services rendered by Deloitte & Touche LLP for 2006:

2006

Audit Fees	$1,495,010
Audit-related Fees	0
Tax Fees	11,600
All other Fees	2,250

Total Fees	$1,508,860

Audit fees include fees associated with the annual audit and reviews of the Company’s quarterly reports on Form 10-Q. Audit-related fees include consultation concerning financial accounting and Securities and Exchange Commission reporting standards. Tax fees include services rendered for tax advice and tax planning. All other fees are for any other services not included in the first three categories. The Audit Committee pre-approved all such services and determined that the independent accountant’s provision of non-audit services is compatible with maintaining the independent accountant’s independence. It is the Committee’s policy to pre-approve all non-audit fees prior to the start of any work in accordance with the Audit Committee’s charter.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

George V. Bayly, Chair
Michelle R. Obama
Gary D. Smith

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is comprised of three independent directors, Ms. Obama and Messrs. O’Connell and Smith. The Committee met in February 2007 to propose the nominees whose election to the Company’s Board of Directors is a subject of this proxy statement. The purposes of the Nominating and Corporate Governance Committee are (i) to identify individuals qualified to become members of the Board, (ii) to recommend to the Board the persons to be nominated for election as directors at any meeting of the stockholders, (iii) in the event of a vacancy on or increase in the size of the Board, to recommend to the Board the persons to be nominated to fill such vacancy or additional Board seat, (iv) to recommend to the Board the persons to be nominated for each committee of the Board, (v) to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Ethics, and (vi) to oversee the evaluation of the Board. The Nominating and Corporate Governance Committee will consider nominees who are recommended by stockholders, provided such nominees are recommended in accordance with the nominating procedures set forth in the Company’s By-laws. The Board of Directors adopted a charter for Nominating and Corporate Governance Committee in June 2006.

This report is respectfully submitted by the Nominating and Corporate Governance Committee of the Board of Directors.

Gary D. Smith, Chair
Michelle R. Obama
Frank J. O’Connell

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of TreeHouse Foods, Inc. oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation

Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the Company’s Proxy Statement to be filed in connection with the Company’s 2007 Annual Meeting of Stockholders, each of which will be filed with the Securities and Exchange Commission.

This report is respectfully submitted by the Compensation Committee of the Board of Directors.

Frank J. O’Connell, Chair
George V. Bayly
Terdema L. Ussery II

MARKET FOR REGISTRANT’S COMMON EQUITY AND DIVIDEND POLICY

The Company’s Common Stock trades on the New York Stock Exchange under the symbol “THS”. On February 22, 2007, the Common Stock was held by 4,494 stockholders of record. This does not include the number of persons whose stock is in nominee or “street name” accounts through brokers.

The Company has never declared any cash dividends or distributions on its Common Stock. The Company currently intends to retain its earnings to reduce its outstanding indebtedness and to finance future growth and therefore has no present intention of paying dividends. This policy will be reviewed annually by the Company’s Board of Directors in light of, among other things, its results of operations, capital requirements and restrictions imposed by the Company’s loan documents. At present, the Company’s Credit Agreement contains certain restrictions on the ability of the Company to declare a dividend.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2008 Annual Meeting of Stockholders of the Company must be received in writing by the Company no later than January 20, 2008, and no sooner than December 21, 2007, for inclusion in the Company’s proxy statement and proxy card relating to the 2008 Annual Meeting.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are stockholders may be “householding” our proxy materials. If a stockholder receives a householding notification from his, her or its broker, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, if any stockholder that receives a “householding” notification wishes to receive a separate annual report or proxy statement at his, her or its address, such stockholder should also contact his, her or its broker directly. Stockholders who in the future wish to receive multiple copies may also contact the Company at Two Westbrook Corporate Center, Tower Two, Suite 1070, Westchester, Illinois 60154, attention: Investor Relations; (708) 483-1341.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Stockholders and other interested parties may contact the Board of Directors, the non-management directors or any individual director (including the Lead Independent Director) by writing to them c/o TreeHouse Foods Corporate Secretary, Two Westbrook Corporate Center, Tower Two, Suite 1070, Westchester, Illinois 60154, and such mail will be forwarded to the director or directors, as the case may be.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company has been advised that a representative of Deloitte & Touche LLP, its independent registered public accounting firm, will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

OTHER MATTERS

If any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

The Annual Report of the Company for the year ending December 31, 2006, was mailed to stockholders together with this proxy statement.

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the internet at the Securities and Exchange Commission’s website at www.sec.gov and on our website at www.treehousefoods.com. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549.

You may also request one free copy of any of our filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning us at our principal executive office: Thomas E. O’Neill, Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary, TreeHouse Foods, Inc., Two Westbrook Corporate Center, Tower Two, Suite 1070, Westchester, Illinois 60154, telephone (708) 483-1340.

By Order of the Board of Directors

Thomas E. O’Neill
Corporate Secretary

Appendix A

TREEHOUSE FOODS, INC.
EQUITY AND INCENTIVE PLAN

(As Amended and Restated Effective February 16, 2007, subject to stockholder approval)

Section 1.  PURPOSE

The TreeHouse Foods, Inc. Equity and Incentive Plan (the “Plan”), is an amendment and restatement of the TreeHouse Foods, Inc. 2005 Long-Term Stock Incentive Plan. The Plan is intended to promote the interests of the Company and its shareholders by (i) attracting and retaining non-employee directors and executive personnel and other key employees of outstanding ability; (ii) motivating non-employee directors and executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range Performance Criteria; and (iii) enabling such non-employee directors and employees to participate in the growth and financial success of the Company.

Section 2.  DEFINITIONS

(a) Certain Definitions.  Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means (i) for purposes of Incentive Stock Options, any corporation that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(e) of the Code) of the Company, and (ii) for all other purposes, with respect to any person, any other person that (directly or indirectly) is controlled by, controlling or under common control with such person.

“Award” means any grant or award made pursuant to Sections 5 through 8 of the Plan, inclusive.

“Award Agreement” means either a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant, or a written or electronic statement issued by the Company describing the terms and conditions of an Award or Awards.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the willful failure of a Participant to perform substantially his or her duties; (ii) a Participant’s willful or serious misconduct that has caused, or could reasonably be expected to result in, material injury to the business or reputation of an Employer; (iii) a Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; (iv) the breach by a Participant of any written covenant or agreement with an Employer, any material written policy of any Employer or any Employer’s “code of conduct”, or (v) the Participant’s failure to cooperate with an Employer in any internal investigation or administrative, regulatory or judicial proceeding; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Cause” then, with respect to any Award made to such Participant, “Cause” shall have the meaning set forth in such employment or severance agreement. In addition, the Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated (for a reason other than Cause), facts and circumstances are discovered that would have justified a termination for Cause.

“Change in Control” means the first occurrence of any of the following events after the Effective Date:

(i) any person, entity or “group” (as defined in Section 13(d) of the Act), other than the Company, a wholly-owned subsidiary of the Company, and any employee benefit plan of the Company or any wholly-owned subsidiary of the Company, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), of 30% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) the persons who, as of the Effective Date, are serving as the members of the Board (the “Incumbent Directors”) shall cease for any reason to constitute at least a majority of the Board (or the board of directors of any successor to the Company), provided that any director elected to the Board, or nominated for election, by at least two-thirds of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (ii);

(iii) the Company consummates a merger or consolidation with any other corporation, and as a result of which (A) persons who were shareholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the merger or consolidation, more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of (x) the Company or the surviving entity or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity described in subclause (x), and (B), within the 12-month period after such consummation of the merger or consolidation, the members of the Board as of the consummation of such merger or consolidation cease to constitute a majority of the board of directors of the Company or the surviving entity (or the entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the Company or such surviving entity);

(iv) the shareholders of the Company approve a sale, transfer or other disposition of all or substantially all of the assets of the Company, which is consummated and immediately following which the persons who were shareholders of the Company immediately prior to such sale, transfer or disposition, do not own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the sale, transfer or disposition, more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of (x) the entity or entities to which such assets are sold or transferred or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entities described in subclause (x);

(v) the shareholders of the Company approve a plan of complete liquidation of the Company, or such a plan is commenced; and

(vi) any other event not described in clauses (i) through (v) above that the Board, in its discretion, determines to be a Change in Control;

provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Change of Control” then, with respect to any Award made to such Participant, “Change of Control” shall have the meaning set forth in such employment or severance agreement.

“Change in Control Price” means the price per share offered in respect of Stock in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of a share of Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall from time to time designate to administer the Plan.

“Company” means TreeHouse Foods, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by an Employer to render services to such Employer and who is not a Director or an Employee.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Director” means any individual who is a member of the Board or the board of directors of an Affiliate of the Company.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, disability as specified under the long-term disability plan of the Company or an Affiliate thereof that covers the Participant, or if there is no such long-term disability plan, any other termination of a Participant’s Service under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such employment or severance agreement.

“Effective Date” means February 16, 2007, the date on which the Plan was approved by the Board.

“Employee” means any officer or employee employed by any Employer in a common-law employee-employer relationship.

“Employer” means the Company and any Affiliate thereof.

“Executive Officer” means any “officer” within the meaning of Rule 16(a)-1(f) promulgated under the Act or any “covered employee” within the meaning of Section 162(m)(3) of the Code.

“Fair Market Value” means the average of the highest and lowest sales prices of the Stock reported for consolidated trading of issues listed on the New York Stock Exchange on the date in question, or, if the Stock shall not have been traded on such date, the average of such highest and lowest sales prices on the first day prior thereto on which the Stock was so traded. Notwithstanding the foregoing, for Awards granted on or after the Effective Date, Fair Market Value means the closing price of the Stock as reported for consolidated trading of issues on the New York Stock Exchange on the date in question, or if the Stock was not traded on such date, the closing price on the first date prior thereto on which the Stock was so traded.

“Incentive Stock Option” means a stock option granted under Section 7 of the Plan that is designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

“Net Exercised” means the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Non-statutory Stock Option” means a stock option granted under Section 7 of the Plan that is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-statutory Stock Option.

“Other Stock-Based Award” means an award of, or related to, shares of Stock other than Options, Restricted Stock, Performance Shares, Restricted Stock Units or Performance Units, as granted by the Committee in accordance with the provisions of Section 8 of the Plan.

“Participant” means an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

“Performance Award” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive cash or Stock (as determined by the Committee) upon the achievement, in whole or in part, of the applicable Performance Criteria.

“Performance Criteria” means the objectives established by the Committee for a Performance Period pursuant to Section 5(c) of the Plan for the purpose of determining the extent to which an Award of Performance Shares, Performance Awards, or Performance Units has been earned.

“Performance Period” means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which an Award of Performance Shares, Performance Awards, or Performance Units has been earned.

“Performance Share” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive one share of Stock (or the Fair Market Value thereof in cash or any combination of cash and Stock, as determined by the Committee), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria.

“Performance Unit” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive a fixed or variable dollar denominated unit (or a unit denominated in the Participant’s local currency), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria. The Committee shall determine whether the earned portion of any such Performance Units shall be payable in cash, Stock or any combination thereof.

“Qualifying Termination of Employment” means a termination of a Participant’s Service with an Employer by reason of the Participant’s death, Disability or Retirement.

“Restriction Period” means the period of time selected by the Committee during which an Award of Restricted Stock and Restricted Stock Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Restricted Stock” means shares of Stock contingently granted to a Participant under Section 6 of the Plan.

“Restricted Stock Unit” means a fixed or variable stock denominated unit contingently awarded to a Participant under Section 6 of the Plan.

“Retirement” means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant’s Service at or after the Participant’s normal retirement age or earlier retirement date established under any qualified retirement plan maintained by the Company; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Retirement” then, with respect to any Award made to such Participant, “Retirement” shall have the meaning set forth in such employment or severance agreement.

“Service” means the provision of services to the Company or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.

“Special Termination” means a termination of the Participant’s Service due to death or Disability.

“Stock” means the common stock of the Company, par value $0.01 per share.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with an Option, designated as an SAR under Section 7 of the Plan.

“Subsidiary” means any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

(b) Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3.  POWERS OF THE COMMITTEE

(a) Eligibility.  Each Employee, Director or Consultant who, in the opinion of the Committee, has the capacity to contribute to the successful performance of the Company is eligible to be a Participant in the Plan.

(b) Power to Grant and Establish Terms of Awards.  The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine which Employees, Directors or Consultants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

(c) Administration.  The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, shareholders, Employers, and each Employee, Director, Consultant, Participant or Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.

(d) Delegation by the Committee.  The Committee may delegate to the Company’s Chief Executive Officer and/or to such other officer(s) of the Company the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of Company Senior Vice President (or any analogous title), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Awards to, Executive Officers or exercise any other discretionary authority under the Plan in respect of Awards granted to such Executive Officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person’s delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements, including Award Agreements, or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(e) Restrictive Covenants and Other Conditions.  Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Stock) or covenants in favor of the Company and/or one or more Affiliates thereof (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Participant’s Service and after the Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

(f) Participants Based Outside the United States.  To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth in Section 4 of the Plan regarding the maximum number of shares of Stock issuable hereunder and the maximum Award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish, without amending the Plan, subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates of any of the foregoing and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate of any of the foregoing, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.

Section 4.  MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) Number.  Subject in all cases to the provisions of this Section 4, the maximum number of shares of Stock that are available for Awards shall be 6,010,167, including the 401,195 shares of Stock previously issued and the 3,368,694 shares of Stock subject to Awards outstanding as of the Effective Date. Such maximum number of shares shall be subject to adjustment in Section 4(d). Notwithstanding the provisions of Section 4(b) of the Plan, the maximum number of shares of Stock that may be issued in respect of Incentive Stock Options shall not exceed 1,000,000 shares. Shares of Stock may be made available from Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose.

(b) Canceled, Terminated, or Forfeited Awards, etc.  Any shares of Stock subject to an Award which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Stock shall again be available for grant under the Plan. In applying the immediately preceding sentence, if (i) shares of Stock otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes, such shares shall not be treated as having been issued under the Plan and (ii) any Options are Net Exercised, only the net number of shares of Stock issued in respect of such Options shall be deemed issued under the Plan. In addition, shares of Stock tendered to exercise outstanding Options or other Awards or to cover applicable taxes shall also be available for issuance under the Plan, except and unless such shares are tendered more than ten years after the Effective Date.

(c) Individual Award Limitations.  No Participant may be granted under the Plan in any calendar year Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units covering an aggregate of more than 1,500,000 shares of Stock, subject to adjustment in Section 4(d) or 10(b). No Participant may be granted. Options and SARs on more than 1,500,000 shares of Stock under the Plan in any calendar year, subject to adjustment in Section 4(d) or 10(b). The maximum aggregate cash payment with respect to cash-based Awards (including Performance Awards) granted in any one fiscal year that may be made to any Participant shall be $5,000,000.

(d) Adjustment in Capitalization.  In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Plan, then an adjustment shall be made in the number and class of shares of stock available for Awards under Section 4(a) and the limitations in Section 4(c) and the Committee shall substitute for or add to each share of Stock that may become subject to an Award the number and kind of shares of stock or other securities into which each outstanding share of Stock was changed, for which each such share of Stock was exchanged, or to which each such share of Stock, as the case may be.

Section 5.  PERFORMANCE AWARDS, PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Generally.  The Committee shall have the authority to determine the Participants who shall receive Performance Awards, Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Period, and the Performance Criteria applicable in respect of such Performance Awards, Performance Shares and Performance Units for each Performance Period. The Committee shall determine the duration of each Performance Period (which may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Each grant of Performance Shares and Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units. Subject to the terms of the Plan, Performance Awards may be granted to Participants in such amounts, subject to such Performance Criteria, and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b) Earned Performance Awards, Performance Shares and Performance Units.  Performance Awards, Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Criteria or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition payment of Performance Awards, Performance Shares and Performance Units on the Participant completing a minimum period of Service following the grant date or on such other conditions as the Committee shall specify. The Committee may provide, at the time of any grant of Performance Shares or Performance Units, that if performance relative to the Performance Criteria exceeds targeted levels, the number of shares issuable in respect of each Performance Share or the value payable in respect of each Performance Unit shall be adjusted by such multiple (not in excess of 200%) as the Committee shall specify.

(c) Performance Criteria.  At the discretion of the Committee, Performance Criteria may be based on the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: stock price, operating earnings or margins, net earnings, return on equity, income, market share, combined ratio, level of expenses, revenue cash flow and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, the cumulative effects of accounting changes or such other objective factors as the Committee deems appropriate. Except in the case of Awards to Executive Officers intended to be “other performance-based compensation” under Section 162(m)(4) of the Code, the Committee may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(d) Special Rule for Performance Criteria.  If, at the time of grant, the Committee intends an Award of Performance Awards, Performance Shares or Performance Unit to qualify as “other performance based compensation” within the meaning of Section 162(m)(4) of the Code, the Committee must establish the Performance Criteria for the applicable Performance Cycle no later than the 90th day after the Performance Cycle begins (or by such other date as may be required under Section 162(m) of the Code).

(e) Certification of Attainment of Performance Criteria.  As soon as practicable after the end of a Performance Cycle and prior to any payment in respect of such Performance Cycle, the Committee shall certify in writing the amount of the Performance Award, the number of Performance Shares, or the number and value of Performance Units, that have been earned on the basis of performance in relation to the established Performance Criteria.

(f) Payment of Awards.  Earned Performance Awards, Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Period and the Committee’s certification under Section 5(e) above, provided that (i) earned Performance Awards, Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Awards, Performance Shares or Performance Units pursuant to Section 9 of the Plan shall be distributed in accordance with Section 9. The Committee shall determine whether Performance Awards, Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares of Stock payable to be determined based on the Fair Market Value of Stock on the date of the Committee’s certification under Section 5(e) above.

(g) Newly Eligible Participants.  Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Awards, Performance Shares or Performance Units after the commencement of a Performance Cycle.

(h) Termination of Service.

(i) Qualifying Termination of Employment.  Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, a Participant whose Service terminates by reason of a Qualifying Termination of Employment on or after the first anniversary of the commencement of the relevant Performance Cycle (or such other period as the Committee shall specify at the time of grant of the Performance Awards, Performance Shares or Performance Units) shall be entitled to a distribution of the same Performance Awards, number of Performance Shares, or the value of Performance Units (without pro-ration) that would have been payable for the Performance Cycle had his or her Service continued until the end of the applicable Performance Cycle. Any Performance Awards, Performance Shares or value of Performance Units becoming payable in accordance with the preceding sentence shall be paid at the same time as the Performance Awards, Performance Shares and the value of Performance Units are paid to other Participants (or at such earlier time as the Committee may permit). Any rights that a Participant or Designated Beneficiary may have in respect of any Performance Awards, Performance Shares or Performance Units outstanding at the date of the Qualifying Termination of Employment that are not available to be earned or that are not earned in accordance with this Section 5(h)(i) shall be forfeited and canceled, effective as of the date of the Participant’s termination of Service.

(ii) Termination for any Other Reason.  Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service is terminated for any reason other than a Qualifying Termination of Employment during a Performance Cycle, all of the Participant’s rights to Performance Awards, Performance Shares and Performance Units related to such Performance Cycle shall be immediately forfeited and canceled as of the date of such termination of Service. Notwithstanding the immediately preceding sentence, a Participant’s rights in respect of unearned Performance Awards, Performance Shares and Performance Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of Service for Cause.

(iii) Termination in Connection with a Change in Control.  Notwithstanding anything to the contrary in this Section 5(h), Section 9 of the Plan shall determine the treatment of Performance Awards, Performance Shares and Performance Units upon a Change in Control, including the treatment of such Awards granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

Section 6.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant.  Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee, or such other date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units granted to each Participant, (ii) the Restriction Period(s) applicable thereto and (iii) such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Awards of Restricted Stock Units shall be evidenced by a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time).

(b) Vesting.  Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restriction Period. Except as otherwise determined by the Committee at or after the grant date, and subject to the Participant’s continued employment with his or her Employer on such date, the Restriction Period shall lapse upon the third anniversary of the grant date. The Committee may provide that the Restriction Period on Restricted Stock or Restricted Stock Units shall lapse, in whole or in part, upon the achievement of performance criteria (and without regard to the minimum service requirement), which criteria shall be selected from those available to the Committee under Section 5(c) of the Plan, provided that any Award of Restricted Stock made to any Executive Officer that is intended to qualify as “other performance based compensation” under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Awards of Performance Shares under Section 5(d) of the Plan and subject to the certification required under Section 5(e) of the Plan. The Restriction Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Award.

(c) Dividend Equivalents.  The Committee shall determine whether and to what extent dividends payable on Stock will be credited, or paid currently, to a Participant in respect of an Award of Restricted Stock Units. Unless otherwise determined by the Committee at or after the grant date, a Participant holding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a shareholder with respect to shares of Stock underlying such Award.

(d) Settlement of Restricted Stock and Restricted Stock Units.  At the expiration of the Restriction Period for any Restricted Stock, the Company shall remove the restrictions applicable to the Restricted Stock, and shall, upon request, deliver the stock certificates evidencing such Restricted Stock to the Participant or the Participant’s legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock having an aggregate value equal to the Fair Market Value of one share of Stock.

(e) Restrictions on Transfer.  Except as provided herein or in an Award Agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period. Any such attempt by the Participant to sell, assign, transfer, pledge or encumber shares of Restricted Stock and Restricted Stock Units without complying with the provisions of the Plan shall be void and of no effect.

(f) Termination of Service.

(i) Qualifying Termination of Employment.  Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service terminates by reason of a Qualifying Termination of Employment during the Restriction Period, a pro rata portion of any Stock related to Restricted Stock or a Restricted Stock Unit held by such Participant shall become nonforfeitable at the date of such termination, based on the number of full calendar months of such Participant’s Service relative to the number of full calendar months in the relevant Restriction Period.

(ii) Termination for any Other Reason.  Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service terminates for any reason other than a Qualifying Termination of Employment during the Restriction Period, any Restricted Stock or Restricted Stock Units held by such Participant shall be forfeited and cancelled as of the date of such termination of Service. Notwithstanding the immediately preceding sentence, a Participant’s rights in respect of unvested Restricted Stock or Restricted Stock Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of Service for Cause.

(iii) Termination in Connection with a Change in Control.  Notwithstanding anything to the contrary in this Section 6(f), Section 9 of the Plan shall determine the treatment of Restricted Stock and Restricted Stock Units upon a Change in Control, including the treatment of such Awards granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

Section 7.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

(a) Grant.  Options and Stock Appreciation Rights (“SARs”) may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall have the authority to grant Incentive Stock Options, Non-statutory Stock Options and SARs. The grant date of an Option or SAR under the Plan will be the date on which the Option or SAR is awarded by the Committee, or such other future date as the Committee shall determine in its sole discretion. Each Option or SAR shall be evidenced by an Award Agreement that shall specify the type of Option Award granted, the exercise price, the duration of the Option or SAR, the number of shares of Stock to which the Option or SAR pertains, the conditions upon which the Option or SAR or any portion thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. For the avoidance of doubt, Incentive Stock Options may only be granted to Employees.

(b) Exercise Price.  The Committee shall establish the exercise price at the time each Option or SAR is granted, which price shall not be less than 100% of the Fair Market Value of the Stock on the grant date. Notwithstanding the foregoing, if an Incentive Stock Option is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate thereof, the exercise price shall be at least 110% of the Fair Market Value of the Stock on the grant date.

(c) Vesting and Exercisability.  Except as otherwise determined by the Committee at or after the grant date, and subject to the Participant’s continued employment with his or her Employer on such date, each Option and SAR awarded to a Participant under the Plan shall become vested and exercisable in three approximately equal installments on each of the first three anniversaries of the grant date. Options and SARs may also become exercisable, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Option or SAR. In its discretion, the Committee may also establish performance conditions with respect to the exercisability of any Option or SAR during a Performance Period selected by the Committee. No Option or SAR shall be exercisable on or after the tenth anniversary of its grant date (the fifth anniversary of the grant date for an Incentive Stock Option is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate thereof). The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment of Option Exercise Price.  No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefore is received by the Company. Such payment may be made in cash or its equivalent or, if permitted by the Committee, (i) by exchanging shares of Stock owned by the Participant for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (ii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price of the portion of the Option being exercised. Additionally, to the extent authorized by the Committee (whether at or after the grant date), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

(e) Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price; by (ii) the number of shares of Stock with respect to which the SAR is exercised. At the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Stock of equivalent value, or in some combination thereof.

(f) Incentive Stock Option Status.  Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

(g) Termination of Service.

(i) Special Termination.  Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if the Participant’s Service is terminated due to a Special Termination, then all Options and SARs held by the Participant on the effective date of such Special Termination shall vest and become exercisable and shall remain exercisable until the first to occur of (A) the second anniversary of the effective date of such Special Termination (or, for Incentive Stock Options, the first anniversary of such Special Termination) or (B) the expiration date of the Option or SAR.

(ii) Termination for any Other Reason.  Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, (A) if the Participant’s Service is voluntarily or involuntarily terminated for any reason other than a Special Termination prior to the expiration date of the Option or SAR, any Options and SARs that have not become vested and exercisable on or before the effective date of such termination shall terminate on such effective date, and (B) if the Participant’s Service is terminated voluntarily or involuntarily for any reason other than a Special Termination or for Cause, any vested and exercisable Options and SARs then held by the Participant shall remain exercisable for a period of 90 days following the effective date of such termination of Service.

(iii) Termination for Cause.  Notwithstanding anything contrary in this Section 7(g), if the Participant’s Service is terminated for Cause, then all Options or SARs (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such termination, regardless of whether then vested or exercisable.

(iv) Termination in Connection with a Change in Control.  Notwithstanding anything to the contrary in this Section 7(g), Section 9 of the Plan shall determine the treatment of Options and SARs upon a Change in Control, including the treatment of Options and SARs granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

Section 8.  OTHER STOCK-BASED AWARDS

(a) Other Stock Based Awards.  The Committee may grant Other Stock-Based Awards, including, but not limited to, the outright grant of Stock in satisfaction of obligations of the Company or any Affiliate thereof under another compensatory plan, program or arrangement, modified Awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Stock, in such amounts and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the satisfaction of Performance Criteria. Each Other-Stock Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions applicable thereto. Any Other Stock-Based Award may entail the transfer of actual shares of Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.

(b) Termination of Service.  In addition to any other terms and conditions that may be specified by the Committee, each Other Stock-Based Award shall specify the impact of a termination of Service upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may be contain terms that are more or less favorable to the Participant.

Section 9.  CHANGE IN CONTROL

(a) Accelerated Vesting and Payment.

(i) In General.  Except as provided in an employment or individual severance agreement between a Participant and an Employer or an Award Agreement, upon a Change in Control (i) all outstanding Options shall become vested and exercisable immediately and (ii) the Restriction Period on all outstanding Restricted Stock and Restricted Stock Units shall lapse immediately. Additionally, the Committee (as constituted prior to the Change in Control) may provide that in connection with the Change in Control (i) each Option shall be cancelled in exchange for an amount (payable in accordance with Section 9(a)(iii) below) equal to the excess, if any, of the Change in Control Price over the exercise price for such Option and (ii) each share of Restricted Stock and each Restricted Stock Unit shall be cancelled in exchange for an amount (payable in accordance with Section 9(a)(iii) below) equal to the Change in Control Price, multiplied by the number of shares of Stock covered by such Award.

(ii) Performance Awards, Performance Shares and Performance Units.  Except as provided in an Award Agreement, in the event of a Change in Control, (i) each outstanding Performance Award and Performance Share shall be cancelled in exchange for a payment equal to the payment that would have been payable had each such Performance Award or Performance Share been deemed equal to 100% (or such greater or lesser percentage as the Committee shall specify at the grant date or such greater percentage as the Committee shall specify after the grant date) of the amount earned upon full achievement of applicable Performance Criteria and (ii) each outstanding Performance Unit shall be cancelled in exchange for a payment equal to the value that would have been payable had each such Performance Unit been deemed equal to 100% (or such greater or lesser percentage as the Committee shall specify at the grant date or such greater percentage as the Committee shall specify after the grant date) of its initially established dollar or local currency denominated value.

(iii) Payments.  Payment of any amounts calculated in accordance with Sections 9(a)(i) and (ii) shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the New Employer having an aggregate fair market value equal to such amount or in a combination of such shares of stock and cash. All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the Change in Control. For purposes hereof, the fair market value of one share of stock of the New Employer shall be determined by the Committee (as constituted prior to the consummation of the transaction constituting the Change in Control), in good faith.

(b) Termination of Service Prior to Change in Control.  In the event that any Change in Control occurs as a result of any transaction described in clause (iii) or (iv) of the definition of such term, any Participant whose Service is involuntarily terminated by an Employer other than for Cause or is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Section 9), as continuing in Service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

Section 10.	EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN OR AWARDS

(a) General.  The Plan shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 10, until the 10th anniversary of the Effective Date, after which no new Awards may be granted under the Plan. The Board may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d) of the Plan, materially increase the number of shares of Stock subject to the Plan or the individual Award limitations specified in Section 4(c) of the Plan, (iii) materially modify the requirements for participation in the Plan or (iv) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, subject to Section 10(b), including without limitation, to change the date or dates as of which (A) an Option becomes exercisable, (B) a Performance Award, Performance Share or Performance Unit is deemed earned, or (C) Restricted Stock and Restricted Stock Units becomes nonforfeitable, except that no outstanding Option or SAR may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d) of the Plan) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect in any material way the Participant’s rights under such Award, whether in whole or it part. No amendment, modification, or termination of the Plan or any Award shall adversely affect in any material way any Award theretofore granted under the Plan, without the consent of the Participant.

(b) Adjustment of Awards Upon the Occurrence of Certain Events.

(i) Equity Restructurings.  If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a non-reciprocal transaction between the Company and its stockholders that causes the per share fair value underlying an Award to change, such as stock dividend, stock split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares or securities allocated to Awards that have been granted prior to any such change. Any such adjustment in an outstanding Option or SAR shall be made without change in the aggregate exercise price applicable to the unexercised portion of such Option or SAR but with a corresponding adjustment in the exercise price for each share of Stock or other unit of any security covered by such Option or SAR.

(ii) Reciprocal Transactions.  The Board may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the exercise Price of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the shares of Stock resulting from any reciprocal transaction.

(iii) Certain Unusual or Nonrecurring Events.  In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Board determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In case of an Award designed to qualify for the Performance-Based Exception (as defined in Code Section 409A), the Board will take care not to make an adjustment that would disqualify the Award.

(iv) Fractional Shares and Notice.  Fractional shares of Stock resulting from any adjustment in Awards pursuant to this Section 10(b) may be settled in cash or otherwise as the Board determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

Section 11.  DEFERRALS AND SECTION 409A

(a) Deferrals.  As provided in an Award Agreement, the Board may permit a Participant to defer receipt of cash or Shares of Stock that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A) in accordance with this Section 11. For purposes of the Plan, ’Section 409A’ shall mean Code Section 409A and any applicable regulations or interpretative authority promulgated thereunder.

(b) Initial Deferral Elections.  The deferral of an Award or compensation otherwise payable to the Participant shall be set forth in the terms of the Award Agreement or as elected by the Participant pursuant to such rules and procedures as the Board may establish. Except as may otherwise be provided in the Award Agreement, any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

(i) A Participant may make a deferral election with respect to an Award (or compensation giving rise thereto) at any time in any calendar year preceding the year in which services giving rise to such compensation or Award are rendered.

(ii) In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan (aggregating other plans of its type as set forth in Section 409A), the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided, that such election may apply only with respect to the portion of the Award or compensation attributable to services to be performed subsequent to the election.

(iii) Where the grant of an Award or payment of compensation, or the applicable vesting is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs Service, a Participant may make a deferral election no later 6 months prior to the end of the applicable performance period.

(iv) Where the vesting of an Award is contingent upon the Participant’s continued Service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an Award.

(v) A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A.

(c) Distribution Dates.  Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award Agreement, which may be upon the earliest or latest of one or more of the following:

(i) A fixed date as set forth in the Award Agreement or pursuant to a Participant’s election;

(ii) the Participant’s death;

(iii) the Participant’s disability, as defined in Section 409A;

(iv) a change in control, as defined in Section 409A;

(v) an Unforeseeable Emergency, as defined in Section 409A and implemented by the Board;

(vi) a Participant’s separation of Service, as defined in Section 409A; or

(vii) such other events as permitted under Section 409A.

(d) Redeferrals.  The Company, in its discretion, may permit a Participant to make a subsequent election to delay a distribution date, or, as applicable, to change the form of distribution payments, attributable to one or more events triggering a distribution, so long as (i) such election may not take effect until at least twelve (12) months after the election is made, (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (iii) such election may not be made less than twelve (12) months prior to the date the distribution was to be made.

(e) Termination of Deferred Compensation Arrangements.  The Company may in its discretion terminate the deferred compensation arrangements created under the Plan subject to the following:

(i) the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control, as defined in Section 409A, provided that all payments under such arrangement are distributed in full within 12 months after such termination;

(ii) the arrangement may be terminated in the Company’s discretion at any time provided that (A) all deferred compensation arrangements of similar type maintained by the Company are terminated, (B) all payments are made at least 12 months and no more than 24 months after such termination, and (C) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement; and

(iii) the arrangement may be terminated within 12 months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of the (A) the end of the calendar year of such termination, (B) the calendar year in which such payments are fully vested, or (C) the first calendar year in which such payment is administratively practicable.

(f) Section 409A Savings Clause.  Notwithstanding anything in this Plan to the contrary, no terms of this Plan relating to Awards or any deferral with respect thereto shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to cause an Award, or the deferral or payment thereof, to become subject to interests and additional tax under Section 409A.

Section 12.  GENERAL PROVISIONS

(a) Withholding.  The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy any applicable tax withholding requirements under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld.

(b) Nontransferability of Awards.  No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have all of the beneficial interest and any other entity in which these persons (or the Participant) own all of the voting interests (“Permitted Transferees”). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(c) No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation, in cash or property, in a manner which is not expressly authorized under the Plan.

(d) No Right to Employment.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant.

The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with an Employer. Each Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

(e) No Rights as Shareholder.  Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder thereof.

(f) Construction of the Plan.  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Illinois (without reference to the principles of conflicts of law).

(g) Compliance with Legal and Exchange Requirements.  The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

(h) Indemnification.  Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

(i) No Impact On Benefits.  Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(j) No Constraint on Corporate Action.  Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

(k) Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

Appendix B

Corporate Governance Guidelines: Director Independence

Except as may otherwise be permitted by NYSE rules, a majority of the members of the Board shall be independent directors. To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual and (2) in the Board’s judgment (based on all relevant facts and circumstances), the director does not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

B-1

YOUR VOTE IS IMPORTANT VOTE BY INTERNET/TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK
Proxies submitted by telephone or internet must be received by 11:59 p.m. Central Time, on April 18, 2007.

VOTE BY INTERNET		VOTE BY TELEPHONE		VOTE BY MAIL
https://www.proxypush.com/THS		1-866-416-3858
• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card
1-866-416-3858 CALL TOLL-FREE TO VOTE DETACH PROXY CARD HERE Mark, Sign, Date and Return x the Proxy Card Promptly Using the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink. A. Election of Directors B. Approval for amendments and restatement of our Long-Term Incentive Plan which was renamed the “TreeHouse Foods, Inc. Equity and Incentive Plan” 1. The Board of Directors recommends a vote FOR George V. Bayly FOR AGAINST ABSTAIN x x x 1. The Board of Directors recommends a vote x FOR the TreeHouse Foods, Inc. Equity and FOR x x x WITHH0LD x x x ABSTAIN x x x Incentive Plan x x x x x x x x x 2. The Board of Directors recommends a vote FOR Michelle R. Obama C. Ratification of Selection of Independent Auditors x x x 1. The Board of Directors recommends a vote FOR FOR x x x WITHH0LD x x x ABSTAIN x x x the ratification of Deloitte & Touche LLP as x x x independent registered public accounting firm. FOR AGAINST x ABSTAIN 3. The Board of Directors recommends a vote FOR Gary D. Smith 01 — Ratification of Deloitte & Touche LLP x x x x x x x x as independent registered public x accounting firm. FOR x x x WITHH0LD x x x ABSTAIN x x x In their discretion, the proxies are authorized to vote upon any other business as x x x may properly come before the meeting. S C A N L I N E Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority. Date Share Owner sign here Co-Owner sign here

PROXY	PROXY
TREEHOUSE FOODS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS — APRIL 19, 2007
The undersigned appoints Sam K. Reed, David B.Vermylen and Thomas E. O’Neill, and each of them, attorneys and proxies, with the power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 19, 2007, and any adjournment thereof, upon the matters coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5.
YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE
TREEHOUSE FOODS, INC.
P.O. BOX 11315
NEW YORK, N.Y. 10203-0315